UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material 240.14a-12

FLOWSERVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLOWSERVE

Notice of 2020 Annual Meeting and Proxy Statement

Invitation to 2020 Annual Meeting of Shareholders

Dear Fellow Shareholder:

I am pleased to invite you to join me, our Board of Directors, executive officers, associates and other shareholders at Flowserve’s 2020 Annual Meeting of Shareholders. The attached Notice of 2020 Annual Meeting of Shareholders and Proxy Statement, which we are providing to shareholders beginning on or about April 9, 2020, contain details of the business to be conducted at the meeting.

Our Performance in 2019

2019 was a year of significant progress for Flowserve in advancing the overall health of our organization and driving significant performance improvement with our Flowserve 2.0 Transformation program. Our markets remained robust throughout the year, and we improved our ability to bring the power of the pure-play to our customers. Our people are guided by our purpose, values and behaviors and we remain focused on our customers and process improvements, which have driven our financial results. With the capability of our people, proven legacy of our product brands, and clear strategy in place for our organization, we continue to be optimistic about Flowserve’s future.

2019 highlights include:

Our Business Strategy

We have additional opportunities in 2020 to further refine our operational processes like quality and lean manufacturing and to improve our overall customer experience. While the COVID-19 pandemic has created global uncertainty and commodity price deterioration, Flowserve is well positioned to respond to the needs of our customers and continue to drive operational improvements in 2020.

Shareholder Feedback

Flowserve’s Board and senior leadership continue to be encouraged by the positive feedback we have received about the clarity of information we provide through our proxy statement. We have further enhanced the information in this proxy and will continue to do so based on your feedback.
Your vote is very important to us and to our business. Prior to the meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 73.

Thank you in advance for voting and for your continued support of Flowserve.

R. Scott Rowe, President and CEO

Notice of 2020 Annual Meeting of Shareholders

When: Friday, May 22, 2020 at 2:00 p.m. (local time)	Where: Flowserve Corporation Global Technology and Training Center, 4343 West Royal Lane, Irving, Texas 75063

We are pleased to invite you to join our Board of Directors and senior leadership at Flowserve’s 2020 Annual Meeting of Shareholders. Directions to the Annual Meeting and a map of the area are included in the proxy materials on the inside back cover and are also available online at www.proxyvote.com. We will also broadcast the Annual Meeting as a live audio webcast at www.flowserve.com, under the “Investors—Events & Presentations” section.

2020 Proposals		Board Vote Recommendation	Page Reference (for more detail)
Proposal 1	Elect the 9 directors named in the proxy statement	For ✓	Page 13
Proposal 2	Approve, on an advisory basis, the Company’s executive compensation	For ✓	Page 57
Proposal 3	Ratify the appointment of PricewaterhouseCoopers as our independent auditor for 2020	For ✓	Page 64
Proposal 4	Approve an amendment to Certificate of Incorporation to allow shareholder action by less than unanimous written consent	For ✓	Page 67
Proposal 5	Shareholder proposal on advisory vote for amendments to organizational documents	Against ×	Page 70

Shareholders will also transact any other business that properly comes at the Annual Meeting.

The enclosed proxy statement contains other important information that you should read and consider before you vote.

Record Date: Shareholders of record of the Company’s common stock, par value $1.25 per share, at the close of business on March 27, 2020 are entitled to notice of and to vote at the Annual Meeting.

Voting Information: We are furnishing proxy materials to our shareholders primarily on the Internet, rather than by mail. We believe this e-proxy process expedites our shareholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. The proxy statement and annual report to shareholders and any other proxy materials are available at www.proxyvote.com. For additional related information, please refer to the section entitled “Important Notice of Electronic Availability of Materials for the Shareholder Meeting to be held on May 22, 2020” in the enclosed proxy statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please complete and return your proxy card or vote by telephone or via the Internet by following the instructions included in the Notice of Internet Availability of Proxy Materials. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person.

By order of the Board of Directors,

Lanesha T. Minnix

Senior Vice President, Chief Legal Officer and Corporate Secretary

YOU CAN VOTE BY ANY OF
THE FOLLOWING METHODS:

INTERNET

www.proxyvote.com

until May 21, 2020

BY TELEPHONE

(1-800-690-6903)

until May 21, 2020

BY MAIL

Complete, sign and

return your proxy or voting

instruction card before
May 22, 2020

IN PERSON

You may deliver a
completed proxy card or vote
by ballot at the meeting. We
intend to hold the Annual
Meeting in person. However,
we are sensitive to the public
health and travel concerns our
shareholders may have and
recommendations that public
health officials may issue in
light of the evolving novel
coronavirus (COVID-19)
situation. As a result, we may
impose additional procedures
or limitations on meeting
attendees. Please refer to the
inside back cover for more
information on how to attend
the meeting in person.

Please refer to the enclosed

proxy materials or the

information forwarded by

your bank, broker or other

holder of record to confirm
which voting methods

are available to you.

PROXY SUMMARY  •  Board Nominees

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in the proxy statement.

Board Nominees (Page 14)

DIRECTOR HIGHLIGHTS

ROGER L. FIX Independent Chairman Age: 66 Director since 2006 Committees: * Other Public Company Boards: 2	R. SCOTT ROWE President & CEO, Flowserve Age: 49 Director since 2017 Committees: None Other Public Company Boards: None	SUJEET CHAND Independent Age: 62 Director since 2019 Committees: 🌑 🌑 Other Public Company Boards: 1	9 NOMINEES
RUBY R. CHANDY Independent Age: 58 Director since 2017 Committees: « 🌑 Other Public Company Boards: 2	GAYLA J. DELLY Independent Age: 60 Director since 2008 Committees: 🌑 🌑 Other Public Company Boards: 2	JOHN R. FRIEDERY Independent Age: 63 Director since 2007 Committees: « 🌑 Other Public Company Boards: None
JOHN L. GARRISON Independent Age: 59 Director since 2018 Committees: 🌑 🌑 Other Public Company Boards: 1	MICHAEL C. MCMURRAY Independent Age: 55 Director since 2018 Committees: « 🌑 Other Public Company Boards: None	DAVID E. ROBERTS Independent Age: 59 Director since 2011 Committees: « 🌑 Other Public Company Boards: None

« Chair   🌑 Audit Committee  🌑 Corporate Governance and Nominating Committee

🌑 Finance and Risk Committee  🌑 Organization and Compensation Committee

* As Chairman of the Board, Mr. Fix rotates between committee meetings and serves as an alternate committee member for all committees, as needed.

4	2020 PROXY STATEMENT

PROXY SUMMARY  •  Executive Officers

Executive Officers (Page 26)

Name and Position	Age	Since	Previous Position

R. Scott Rowe President, CEO and Director	49	April 2017	President — Cameron Group, Schlumberger Ltd.

Elizabeth L. Burger Senior VP and Chief Human Resources Officer	49	April 2018	SVP and Chief Human Resources Officer, Hanesbrands, Inc.

Sanjay K. Chowbey President, Aftermarket Services & Solutions	52	July 2019	President, Subcom Business Unit TE Connectivity

Keith E. Gillespie Senior VP and Chief Sales Officer	54	May 2015	Managing Director, AlixPartners LLC

Lanesha T. Minnix Senior VP, Chief Legal Officer and Corporate Secretary	45	June 2018	SVP and General Counsel, BMC Stock Holdings, Inc.

Amy B. Schwetz Senior VP and Chief Financial Officer	45	February 2020	EVP and Chief Financial Officer, Peabody

Kirk R. Wilson President, President, Flow Control Division	53	July 2019	Flowserve President, Aftermarket Services & Solutions

David J. Wilson President, Flowserve Pumps Division	51	September 2017	President, Industrial, SPX Flow, Inc.

Performance Highlights (Page 29)

2020 PROXY STATEMENT	5

PROXY SUMMARY  •  Executive Compensation Highlights

Executive Compensation Highlights (Page 28)

Compensation Philosophy and Principles

ATTRACT & RETAIN	Attract and retain high-quality and high-performance leaders with a passion for our purpose, values, behaviors and achieving extraordinary business outcomes

REINFORCE OUR STRATEGY	Align our incentive programs with our vision and key business strategies with a healthy balance between short and long-term rewards

COMPETITIVE AND MARKET-BASED	Maintain a market-based strategy that provides a competitive total target compensation opportunity approximating the market median

ALIGN PAY AND PERFORMANCE	Provide incentive programs that reward short-term and long-term performance leading to shareholder value growth and appropriate risk taking

ALIGN WITH SHAREHOLDERS	Ensure that a majority of total compensation is ‘at risk’ and aligned with shareholder interests

Pay for Performance Alignment

We made significant progress toward our ambitious goals as well as improved year over year performance, but fell short of rigorous targets

2017-2019 PERFORMANCE SHARE PAYOUTS

PERFORMANCE SHARE PAYOUTS

Despite significant progress, PSUs paid out below target, reflecting Company performance and market conditions over this period

* Payout opportunity calculates realized equity value as a percentage of the target grant value.

6	2020 PROXY STATEMENT

PROXY SUMMARY  •  Executive Compensation Highlights

2019 Executive Total Compensation Mix

The majority of the total target compensation provided to our Named Executive Officers is ‘at risk’ and aligned with our compensation philosophy and principals to drive shareholder value creation.

(1)	This chart does not include Mr. Roueche given his limited role as interim CFO, which commenced on December 3, 2019.

2020 PROXY STATEMENT	7

2	INVITATION TO ANNUAL MEETING

3	NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

4	PROXY SUMMARY

9	FLOWSERVE 2.0 THE TRANSFORMATION

	9	Our Purpose, Values & Behaviors

	10	Our Focus

	11	Our Corporate & Social Responsibility

	12	Engagement with Shareholders

13	PROPOSAL ONE: ELECTION OF DIRECTORS

	13	Required Vote and Recommendation

	14	Board of Directors — Biographical Information

	19	Role of the Board; Corporate Governance Matters

	21	Board Committees

	23	Director Compensation

	25	Compensation Committee Interlocks and Insider Participation

26	EXECUTIVE OFFICERS

28	EXECUTIVE COMPENSATION

	28	Compensation Discussion and Analysis

	47	Annual Executive Compensation Program Review and Compensation Risk

	48	Organization and Compensation Committee Report

	49	Summary Compensation Table

	51	2019 Grants of Plan-Based Awards

	52	Outstanding Equity Awards at Year-End 2019

	53	2019 Option Exercises and Stock Vested

	54	2019 Pension Benefits

	55	Quantification of Potential Payments

56	CEO PAY RATIO FOR FISCAL YEAR 2019

57	PROPOSAL TWO: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

	57	Required Vote and Recommendation

58	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

59	SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

61	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

62	EQUITY COMPENSATION PLAN INFORMATION

63	DELINQUENT SECTION 16 REPORTS

64	PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT AUDITOR FOR 2020

	64	Required Vote and Recommendation

65	OTHER AUDIT INFORMATION

	65	Relationship with Independent Registered Public Accounting Firm

	65	Audit and Non-Audit Fees and Services

	65	Audit Committee Approval Policy

66	REPORT OF THE AUDIT COMMITTEE

67	PROPOSAL FOUR: AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDER ACTION BY LESS THAN UNANIMOUS WRITTEN CONSENT

	69	Required Vote and Recommendation

70	PROPOSAL FIVE: SHAREHOLDER PROPOSAL ON ADVISORY VOTE FOR AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

	71	Required Vote and Recommendation

72	OTHER MATTERS

73	GENERAL VOTING AND MEETING INFORMATION

	73	Proxy Materials

	74	Voting

	76	Shareholder Proposals and Nominations

A-1	RESTATED CERTIFICATE OF INCORPORATION OF FLOWSERVE CORPORATION

8	2020 PROXY STATEMENT

FLOWSERVE 2.0

THE TRANSFORMATION — Our Purpose, Values and Behaviors

A significant launching point for our Flowserve 2.0 Transformation was to put a foundation in place for our organization by establishing our purpose and six core values. In 2019, we expanded this foundation to include our seven behaviors. Our purpose, values and behaviors were all created by a cross-functional, global group of employees.

Our Purpose The reason why we come to work everyday	Our Values The guiding principles for how we achieve our Purpose	Our Behaviors The steps we take to ensure our actions are helping us achieve our Values and our Purpose

2020 PROXY STATEMENT	9

FLOWSERVE 2.0

THE TRANSFORMATION – Our Focus

We have approached the Flowserve 2.0 Transformation with a focus on four key areas that are integral to our success – People, Process & Technology, Customer, and Finance.

People

We are integrating our knowledge and leveraging our global talent pool. We created global and cross-functional rotational assignment programs and provided our employees with enterprise leadership development. Our safety performance in 2019, as measured by our total recordable incident rate, continued to improve due to our focus on safety initiatives. We also achieved multi-digit improvement in our organization health scores and significant improvement in our employee engagement scores.

Process & Technology

Our globalized operations leverage our common processes and systems. We continue to focus on lean manufacturing processes through the launch of Flowserve Lean Systems and we utilize technology to provide efficiencies with new systems like manufacturing intelligence and integration. We also furthered our Flowserve 2.0 Transformation with the creation of integrated site transformation plans for our key locations. We have also continued to focus on innovation, including product enhancements and design to value product development in order to provide our customers with high quality, cost-effective product solutions.

Customer

We are committed to providing quality products and services to our customers as demonstrated by the launch of our Zero Defects program. We have significant aftermarket capabilities to serve our customers across industries and geographies and we are leveraging the breadth of our portfolio of mission-critical products to deliver pure-play options and providing enhanced value to our customers.

Finance

We are disciplined, yet we maintain an opportunistic capital allocation approach. This focus has allowed us to expand margins and to deliver another year of four consecutive quarters of financial bookings over $1 Billion each while still investing in capital expenditures that drives growth for the future. These efforts, among others, helped to create strong free cash flow improvement of $140 million over the previous year.

10	2020 PROXY STATEMENT

FLOWSERVE 2.0

THE TRANSFORMATION – Our Corporate & Social Responsibility

Guided by our values, we aim to create extraordinary flow control solutions to make the world better for everyone. We operate through governance practices that are consistent with our high standards of ethics, integrity and transparency in all our stakeholder relationships, including attracting and retaining world-class leadership talent by investing in their professional development and providing them with challenging and rewarding opportunities for personal growth, obtaining high standards of corporate citizenship by protecting the health and safety of our employees, and safeguarding the environment and communities where we do business. With executive-level participation and Board oversight of the program, sustainability has top-down support and is a company-wide priority.

Marketplace – Purpose

Flowserve moves, controls and protects the flow of materials in the world’s most critical industries, including oil & gas, renewable energy, chemicals, power generation, and water. Customers worldwide rely on our product lines, engineering, project management and service expertise to help solve the biggest flow control challenges.

Workplace – Our Values

We lived our values throughout 2019 through programs like safety week, providing enterprise leadership development and empowerment training, investing in research and development, the launch of our new code of conduct, and the implementation of process improvements, including Flowserve Lean Systems, our Zero Defects program, and manufacturing intelligence and integration.

Community – Flowserve Cares

Flowserve Cares is our new community impact program that takes a global approach to the way we serve our communities, including through monetary donations, in-kind contributions and volunteerism supporting local organizations in the communities where our employees and customers live and work. Flowserve Cares focuses on at-risk youth, STEM programs and education, disaster recovery and local community-related issues. To date, we have supported more than 100 non-profit organizations globally.

2020 PROXY STATEMENT	11

FLOWSERVE 2.0  •  Engagement with Shareholders

Environment – Sustainability

Flowserve is committed to environmentally responsible solutions that help customers become more sustainable in the marketplace. We do this by providing our customers with innovative and high quality products, which reduce emissions, minimize leaks and enhance efficiency. For example, our customers have used our products across the world in the development of carbon capture technology, concentrated solar power projects and flare gas recovery.

Engagement with Shareholders

Flowserve routinely engages with our shareholders to better understand their views, carefully considering the feedback we receive and taking action when appropriate. We review the results of the annual advisory vote on executive compensation in making determinations about the structure of Flowserve’s pay program, or whether any changes to the program should be considered.

In 2019, as a result of the majority shareholder vote in favor of adopting written consent, we reached out to shareholders representing approximately 80% of our outstanding shares to discuss the vote and received feedback on the implementation of written consent. The feedback we received was considered and incorporated into the changes we propose in Proposal 4 – Amendments to the Company’s Restated Certificate of Incorporation to Allow Shareholder Action by Less than Unanimous Written Consent included in this Proxy Statement.

12	2020 PROXY STATEMENT

PROPOSAL ONE  •  Required Vote and Recommendation

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Company’s Board currently consists of eleven directors. Rick J. Mills will retire from the Board effective as of the Annual Meeting and is therefore not nominated for reelection. In addition, Joe E. Harlan has decided not to stand for reelection. All of the director nominees listed below were previously elected by shareholders at the 2019 Annual Meeting, other than Sujeet Chand, who was appointed to the Board in December 2019. Upon Mr. Mills’ retirement and Mr. Harlan’s departure, the Board will reduce the number of directors to nine. Accordingly, the Board has nominated nine directors to serve a one-year term until the 2021 annual meeting of shareholders or until their successors have been elected and qualified. Biographical information for each nominee is provided below under the heading “Board of Directors—Biographical Information—Nominees to Serve an Annual Term Expiring at the 2021 Annual Meeting of Shareholders.”

Required Vote and Recommendation:

•

Our Bylaws mandate that each director be elected under a majority voting standard in uncontested elections. A majority voting standard requires that each director receive more votes “for” his or her election than votes “against” to be elected.

•

In an uncontested election, any incumbent nominee for director who does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee must promptly offer to resign. The resignation is reviewed by the Corporate Governance and Nominating Committee (“CG&N”), who determines whether to accept or reject such resignation, giving due consideration to the best interests of the Company and its shareholders. Plurality voting will apply to contested elections.

The table below summarizes the key qualifications and areas of expertise that led our Board to nominate these individuals.

	Fix	Rowe	Chand	Chandy	Delly	Friedery	Garrison	McMurray	Roberts

Manufacturing / Operations	🌑	🌑	🌑	🌑	🌑	🌑			🌑

Industry / Product Knowledge	🌑	🌑	🌑				🌑		🌑

Multinational Operations	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑

Financial / Accounting			🌑		🌑			🌑	🌑

Product Innovation / R&D			🌑	🌑

Energy / Alternative Energy Markets		🌑	🌑	🌑		🌑		🌑	🌑

Supply Chain				🌑	🌑	🌑	🌑	🌑

HR / Talent Development		🌑		🌑	🌑		🌑	🌑	🌑

Mergers & Acquisitions	🌑	🌑		🌑	🌑	🌑	🌑	🌑

Corporate Strategy / Governance	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/ Accounting	Product Innovation/R&D

Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/Governance

✓	The Board recommends that you vote “FOR” the election of all nominees to serve as directors.

2020 PROXY STATEMENT	13

PROPOSAL ONE  •  Board of Directors — Biographical Information

Board of Directors — Biographical Information

Nominees to Serve an Annual Term Expiring at the 2021 Annual Meeting of Shareholders

Roger L. Fix

Independent Chair since: May 2017

Director since: Apr. 2006

Age: 66

Board Committees:

•   N/A

Current Public Company Directorships:

•   Thermon Group Holdings, Inc.

•   Commercial Vehicle Group, Inc.

Past Directorships:

•   Standex International Corporation

Employment History

•  Standex International Corporation, publicly traded diversified manufacturing company | President and Chief Executive Officer (2003 — retirement in 2014)

•  Standex International Corporation | Chief Operating Officer (2001 — 2002)

•  Outboard Marine Corporation, marine manufacturing company | Chief Executive Officer and President (2000 — 2001)

•  Outboard Marine Corporation | Chief Operating Officer and President (during 2000)

•  John Crane Inc., global manufacturer of mechanical seals for pump and compressor applications | Chief Executive Officer (1998 — 2000)

•  John Crane Inc. | President — North America (1996 — 1998)

•  Xomox Corporation, manufacturer of process control valves and actuators | President (1993 — 1996)

•  Reda Pump Company, manufacturer of electrical submersible pump systems for oil production | most recently as Vice President and General Manager/Eastern Division (1981 — 1993)

   Other Public Company Directorships

•  Thermon Group Holdings, Inc., global industrial process heating solutions provider | Director (2019 — Present)

•  Commercial Vehicle Group, Inc., global supplier of cab systems in heavy-duty truck, construction and agricultural markets | Director (2014 — Present)

•  Standex International Corporation | Director (2001 — 2017)

•  Standex International Corporation, | Non-Executive Board Chairman (2014 — 2016)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Fix is well qualified to serve as a director due to his executive leadership experience, including with John Crane Inc. and other competitor companies, which provides extensive knowledge of the Company’s products and valuable insight into the competitive landscape for flow control products. In addition to his board experience, Mr. Fix also has international operations experience and corporate development expertise.

R. Scott Rowe

Director since: Apr. 2017 Age: 49 Board Committees: • N/A Current Public Company Directorships: • None Past Directorships: • None

Employment History

•  Flowserve Corporation | President, Chief Executive Officer (2017 — Present)

•  Cameron Group of Schlumberger Ltd., an oil and gas company | President (2016 — 2017)

•  Cameron International Corporation, an oil and gas company | President, Chief Executive Officer (2015 — 2016)

•  Cameron International Corporation | President, Chief Operating Officer (2014 — 2015)

•  OneSubsea, a joint venture established by Cameron and Schlumberger | Chief Executive Officer (2014)

•  Subsea Systems, a division of Cameron | President (2012 — 2014)

•  Cameron International Corporation | President of the Engineered and Process Valves division (2010 — 2012)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Rowe is well qualified to serve as a director due to his position as the Company’s President and Chief Executive Officer, which enables him to provide the Board with intimate knowledge of the Company’s day to day operations.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D

Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

14	2020 PROXY STATEMENT

PROPOSAL ONE  •  Board of Directors — Biographical Information

Sujeet Chand

Director since: Dec. 2019 Age: 62 Board Committees: • Audit • Finance & Risk Current Public Company Directorships: • Proto Labs, Inc. PastDirectorships: • None

Employment History

•  Rockwell Automation, Inc., industrial automation manufacturer | Senior Vice President and Chief Technology Officer (2005 — Present)

•  Rockwell Automation, Inc. | Other senior leadership roles (2001 — 2005)

•  XAP Corporation, an education technology company | Chief Operating Officer (2000 — 2001)

•  Rockwell Scientific Company, a subsidiary of Rockwell International | Head of research and development (1988 — 2000)

   Other Public Company Directorships

•  Proto Labs, Inc., global digital manufacturer | Director (2019 — Present)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Chand is well qualified to serve as a director due to his technology and innovation experience as well as his electrical engineering background. Additionally, Mr. Chand has valuable multinational executive leadership and manufacturing experience from Rockwell Automation and XAP Corporation.

Ruby R. Chandy

Director since:

May 2017

Age: 58

Board Committees:

• Finance & Risk — Chair

• Organization & Compensation

Current Public Company Directorships:

• DuPont de Nemours, Inc.

• AMETEK, Inc.

PastDirectorships:

• IDEX Corporation

Employment History

•  Pall Corporation, a leading supplier of filtration, separation, and purification technologies | President of the Industrial Division (2012 — retirement in 2015)

•  The Dow Chemical Company, a multinational chemical corporation | Managing Director, Vice President of Dow Plastics Additives unit (2011 — 2012)

   Other Public Company Directorships

•  DuPont de Nemours, Inc., a multinational chemical corporation | Director (2019 — Present)

•  AMETEK, Inc., a manufacturer of electronic instruments and electromechanical devices | Director (2013 — Present)

•  IDEX Corporation, a designer and manufacturer of fluidics systems and specialty engineered products | Director (2006 — 2013)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Ms. Chandy is well qualified to serve as a director due to her executive management experience, marketing and strategy skills, relevant experience in industrial companies, extensive engineering and management education, broad international business and financial experience and enterprise risk oversight experience.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D

Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

2020 PROXY STATEMENT	15

PROPOSAL ONE  •  Board of Directors — Biographical Information

Gayla J. Delly

Director since:

Jan. 2008

Age: 60

Board Committees:

•   Organization & Compensation

•   Corporate Governance & Nominating

Current Public Company Directorships:

•   National Instruments, Inc.

•   Broadcom Ltd.

Past Directorships:

•   Power One, Inc.

Employment History

•  Benchmark Electronics Inc., a contract provider of manufacturing, design, engineering, test and distribution to computer, medical device, telecommunications equipment and industrial control manufacturers | President and Chief Executive Officer (2012 — retirement in 2016)

•  Benchmark Electronics Inc. | President (2006 — 2011)

•  Benchmark Electronics Inc. | Vice President and Chief Financial Officer (2001 — 2006)

•  Benchmark Electronics Inc. | Corporate Controller and Treasurer (1995 — 2001)

•  Ms. Delly is a certified public accountant.

   Other Public Company Directorships

•  National Instruments, Inc., a leader in software-defined automated test and automated measurement systems | Director (2020 – Present)

•  Broadcom Ltd., a designer, developer and global supplier of semiconductor devices | Director (2017 — Present)

•  Power One, Inc., a designer and manufacturer of power conversion products | Director
(2005 —2008)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Ms. Delly is well qualified to serve as a director due to her international manufacturing experience, with a specific focus on engineering and technology in emerging markets, including Asia and Latin America, which provides valuable insight into the Company’s operations and assists in identifying product portfolio opportunities. In addition to her board experience, Ms. Delly has valuable executive leadership experience and financial expertise gained from her time with Benchmark Electronics Inc.

John R. Friedery

Director since: Aug. 2007 Age: 63 Board Committees: • Corporate Governance & Nominating — Chair • Audit Current Public Company Directorships: • None Past Directorships: • None

Employment History

•  Ball Corporation, a provider of metal and plastic packaging for beverages, foods and household products, and of aerospace and other technologies services | Senior Vice President; President, Metal Beverage Packaging, Americas and Asia (2008 — 2010)

•  Ball Corporation | Chief Operating Officer, Packaging Products Americas (2004 — 2007)

•  Ball Corporation | President, Metal Beverage Container operations (2000 — 2004)

•  Ball Corporation | Other senior leadership roles (1988 — 2000)

•  Dresser/Atlas Well Services | Field operations (prior to 1988)

•  Nondorf Oil and Gas | In operations, exploration and production (prior to 1988)

•  Since 2010, Mr. Friedery has provided strategic and management consulting services to the packaging and other manufacturing industries

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Friedery is well qualified to serve as a director due to his extensive operational experience with an international industrial manufacturing focus, which provides a global business perspective and a deep understanding of the Company’s industry, end-markets and strategic focus. Mr. Friedery also has experience with renewables and sustainability expertise gained from his service with Ball Corporation.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D

Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

16	2020 PROXY STATEMENT

PROPOSAL ONE  •  Board of Directors — Biographical Information

John L. Garrison

Director since:

Nov. 2018

Age: 59

Flowserve’s Board Committees:

•  Organization & Compensation

•  Corporate Governance & Nominating

Current Public Company Directorships:

•  Terex Corporation

Past Directorships:

•  None

Employment History

•  Terex Corporation, a worldwide manufacturer of lifting and material handling solutions | President and Chief Executive Officer (2015 — Present)

•  Bell Helicopter, a segment of Textron, Inc., and an aerospace manufacturer | President and Chief Executive Officer (2009 – 2015)

   Other Public Company Directorships

•  Terex Corporation | Chairman of the Board (2018 — Present)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Garrison is well qualified to serve as a director due to his strong manufacturing, international operations and leadership experience gained through his various executive and board leadership roles. In addition, Mr. Garrison is currently leading an operational transformation at Terex Corporation that began in 2016 and has similar elements to the Company’s Flowserve 2.0 Transformation program. This experience provides Mr. Garrison with unique insights into the current climate the Company faces and the significant focus required by the Company to implement the Flowserve 2.0 Transformation.

Michael C. McMurray

Director since: Oct. 2018 Age: 55 Board Committees: • Audit—Chair • Finance & Risk Current Public Company Directorships: • None PastDirectorships: • None

Employment History

•  LyondellBasell, a global plastics, chemicals and refining company | Executive Vice President and Chief Financial Officer (2019 — Present)

•  Owens Corning, a global manufacturer of insulation, roofing and fiberglass composites | Senior Vice President and Chief Financial Officer (2012 — 2019)

•  Owens Corning | Vice President and Finance Leader of Owens Corning’s Building Materials Group (2011 — 2012)

•  Owens Corning | Vice President, Investor Relations and Treasurer (2008 — 2011)

•  Royal Dutch Shell | various leadership roles (1987 — 2008)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. McMurray is well qualified to serve as a director due to his extensive knowledge of global industrial manufacturing, the Company’s end markets and the financial markets, which provides valuable insight into the strategic decisions to capitalize on the Company’s growth opportunities. Additionally, Mr. McMurray has valuable multinational executive leadership and financial expertise at LyondellBasell, Owens Corning, and Royal Dutch Shell.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D

Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

2020 PROXY STATEMENT	17

PROPOSAL ONE  •  Board of Directors — Biographical Information

David E. Roberts

Director since:

Nov. 2011

Age: 59

Flowserve’s Board Committees:

•  Organization & Compensation—Chair

•  Finance & Risk

Current Public Company Directorships:

•  None

PastDirectorships:

•  Penn West Exploration

Employment History

•  Gavilan Resources, LLC, a private company formed in partnership with Blackstone focused on oil and natural gas development and production opportunities in South Texas | Chief Executive Officer (2017 — Present)

•  Penn West Exploration, a Canadian oil and gas exploration and production company | President and CEO (2013 — 2016)

•  Marathon Oil Corporation, an independent upstream company with international operations in exploration and production, oil sands mining and integrated gas | Executive Vice President and Chief Operating Officer (2011 — 2012)

•  Marathon Oil Corporation | other key management positions, including Executive Vice President in charge of Marathon’s worldwide upstream operations and Senior Vice President of business development (2006 — 2011)

•  BG Group, an integrated natural gas company | various leadership roles (2003 — 2006)

•  Chevron Corporation | advisor to the Vice Chairman (2001 — 2003)

   Other Public Company Directorships

•  Penn West Exploration | Director (2013 — 2016)

   Specific Experience, Qualifications, Attributes and Skills Relevant to Flowserve

We believe that Mr. Roberts is well qualified to serve as a director due to his executive leadership experience, strong international operations background, business development experience and extensive knowledge of and experience in the energy industry. This provides Mr. Roberts with a unique insight into the Company’s operational challenges and opportunities and its end-markets and customer needs.

Manufacturing/ Operations	Industry/Product Knowledge	Multinational Operations	Financial/Accounting	Product Innovation/R&D

Energy/Alternative Energy Markets	Supply Chain	HR/Talent Development	Mergers & Acquisitions	Corporate Strategy/ Governance

18	2020 PROXY STATEMENT

THE BOARD AND COMMITTEES  •  Role of the Board; Corporate Governance Matters

THE BOARD AND COMMITTEES

Role of the Board; Corporate Governance Matters

The Board oversees the CEO and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to help confirm that our shareholders’ best interests are served. In its efforts to satisfy this duty, our Board has adopted Corporate Governance Guidelines (“Guidelines”). Our Guidelines, as well as other corporate governance documents, such as the Company’s Code of Conduct for employees and directors and an additional Code of Ethics for directors, are available on the Company’s website at www.flowserve.com under the “Investors—Corporate Governance” caption. The table below highlights some of the Company’s investor friendly governance practices.

Director Elections	Board Operations	Shareholder Rights
✓ Annual elections for full Board by majority vote (in uncontested elections) ✓ Resignation policy if a majority vote is not received (in uncontested elections) ✓ Director retirement age policy of 72	✓ Stock ownership requirements for directors (5x annual cash retainer) ✓ Independent board chair ✓ Annual Board and committee evaluations ✓ Board committees composed of 100% independent directors	✓ Shareholder right to call a special meeting ✓ Shareholder proxy access right ✓ No poison pill ✓ Annual “Say on Pay” vote

The Board, through the CG&N Committee, regularly reviews developments in corporate governance and best practices and modifies the Guidelines, committee charters and key practices as necessary.

Board Operations

Board Leadership Structure and Risk Oversight

We have separated the positions of Chairman of the Board and CEO since 2005. Roger L. Fix, the Company’s current Non-Executive Chairman of the Board, presides over the meetings of the Board, including executive sessions of the Board where only non-employee directors are present. He reviews and approves the agendas for Board meetings, among his other duties as Chairman of the Board. He also serves as an alternate member for all Board committees. Mr. Fix strives to attend as many committee meetings as possible.

We believe that separating the positions of Chairman of the Board and CEO is appropriate for the Company at this time because it places an independent director in a position of leadership on the Board. We believe this independent leadership and the Non-Executive Chairman’s authority to call meetings of the non-employee directors adds value to our shareholders by facilitating a more efficient exercise of the Board’s fiduciary duties and best enables the Board to effectively manage our businesses, risks, opportunities and affairs in the best interests of our shareholders. We also believe the Non-Executive Chairman further enhances independent oversight by being responsible for establishing the Board’s annual schedule and collaborating with the CEO on the agendas for all Board meetings. The separation of Chairman and CEO also allows the Non-Executive Chairman to provide support and advice to the CEO, reinforcing the reporting relationship and accountability of the CEO to the Board.

The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. The Board and its Committees oversee senior management’s policies and procedures in assessing and addressing risk areas that fall within the scope of the Board’s and the Committees’ respective areas of oversight responsibility, as further detailed in the Board Committees section below. The Board and management frequently discuss the long-term strategy of the Company. The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management.

Meeting Attendance

Board meetings. There were ten meetings of the Board during the year ended December 31, 2019. Executive sessions of non-employee directors are normally held at each regular Board meeting and are presided over by our independent Chairman of the Board, Mr. Fix, or, in the Chairman’s absence, by the Chairman of the CG&N Committee. During the year ended December 31, 2019, each Director attended more than 75% in the aggregate of the total number of meetings of the Board and of each of the Board committees on which he or she served while he or she has been a director or committee member.

2020 PROXY STATEMENT	19

THE BOARD AND COMMITTEES  •  Board Operations

Shareholder meetings. Board members are expected to attend the Company’s annual meetings of shareholders. All directors then serving attended the 2019 annual meeting.

Communicating with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: Non-Executive Chairman of the Board, c/o Flowserve’s Corporate Secretary, Flowserve Corporation, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. All such communications will be delivered to our chairman, Mr. Fix. These communications are reviewed by the Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. The purpose of this screening is to avoid having the Board consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries).

Board Composition

What We Look For in Directors

The identification and evaluation of director candidates begins with the Guidelines, which establish the criteria for Board membership. As a starting point under the Guidelines, all prospective Board members must, for example, adhere to the highest standards of integrity and ethics, a broad strategic view, demonstrated relevant and successful career experience, a global business perspective, and the time to responsibly perform all director duties and effectively represent the interests of the shareholders. In addition, we believe that Board members should have varied professional expertise in areas relevant to the Company. In this regard, our director nominees bring a wide array of qualifications, skills and attributes to our Board of Directors that support its oversight role on behalf of the shareholders. The table on page 13 summarizes the key qualifications and areas of experience that led our Board to nominate these individuals.

The Guidelines further articulate the Board’s firm belief that the Board’s members should also have a diversity of backgrounds, which we view holistically. In evaluating diversity of backgrounds, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience and cultural viewpoint, as well as more categorical diversity metrics, such as race, age, gender and nationality. This consideration is implemented through the selection process for director nominees, and the Board assesses its effectiveness in promoting diversity through an annual self-assessment process that solicits feedback concerning the appropriateness of the Board’s diversity, among other critical performance factors.

Director Recruitment Process

The CG&N Committee considers various potential director candidates who may come to the attention of the CG&N Committee through current Board members, professional search firms, shareholders or other persons. The CG&N Committee generally retains a national executive-recruiting firm to research, screen and contact potential candidates regarding their interest in serving on the Board, although the CG&N Committee may also use less formal recruiting methods. Mr. Chand was recommended to the Board by a third party search firm. All identified candidates, including shareholder-recommended candidates, are evaluated by the CG&N Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the CG&N Committee’s assessment of the Company’s needs and current situation.

Director Independence

We believe that all members of the Board (other than our CEO) should be independent under the New York Stock Exchange (“NYSE”) listing standards. Under these standards, only those directors who have no material relationship with the Company (except in his or her role as a director) are deemed independent. The Board has determined that, other than R. Scott Rowe, the Company’s President and Chief Executive Officer, each of our current directors and director nominees set forth above meets the independence standards set forth in the NYSE corporate governance listing standards. In addition, Leif E. Darner was independent during the period he served on the Board.

How Shareholders Can Recommend a Candidate

A shareholder desiring to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s By-laws, including the candidate’s name and qualifications, to our Corporate Secretary, who will refer the recommendation to the CG&N Committee. The CG&N Committee may require any shareholder-recommended

20	2020 PROXY STATEMENT

THE BOARD AND COMMITTEES  •  Board Composition

candidate to furnish such other information as may reasonably be required to determine the eligibility of such recommended candidate or to assist in evaluating the recommended candidate, including a Director and Officer Questionnaire.

Under the proxy access provisions of our By-laws, eligible shareholders and/or shareholder groups also are permitted to include shareholder-nominated director candidates in our proxy materials. Additional details about the requirements for including shareholder-nominated director candidates in our proxy materials are set forth under “General Voting and Meeting Information—Shareholder Proposals and Nominations” below.

Board Committees

The Board maintains an Audit Committee, a Finance and Risk Committee (“F&R Committee”), a Corporate Governance and Nominating Committee, and an Organization and Compensation Committee (“O&C Committee”). Only independent directors are eligible to serve on Board committees. Each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities and is governed by a written charter, which is available on the Company’s website at www.flowserve.com under the “Investors—Corporate Governance—Documents & Charters” caption.

Audit Committee	Primary Oversight Responsibilities
Committee Chair: Michael C. McMurray(1) Members: Sujeet Chand(2) John R. Friedery(3) Joe E. Harlan Rick J. Mills 8 Meetings in 2019

•  Oversee financial reporting process, including the integrity of Company financial statements and compliance with legal and regulatory requirements

•  Oversee financial performance and reporting, the Company’s independent auditor and internal audit function, and regulatory activities

•  Oversee the Company’s integrity and compliance program

•  Review and discuss the process of Board and Board committees oversight of senior management’s risk management responsibilities

•  Appoint independent auditor

•  Prepares Audit Committee report for this proxy statement

The Board has determined that all members of the Audit Committee met the applicable independence standards under the SEC rules and NYSE listing standards.

(1)

Gayla J. Delly served as the chair of the Audit Committee until May 2019 when Mr. McMurray was appointed as the chair of the Audit Committee. The Board has determined that Mr. McMurray qualifies as an audit committee financial expert under the SEC rules and that all members of the Audit Committee are financially literate within the meaning of the NYSE listing standards.

(2)	Mr. Chand was appointed to the Audit Committee in December 2019 upon his election to the Board.

(3)	Mr. Friedery was appointed to the Audit Committee in May 2019.

Finance & Risk Committee	Primary Oversight Responsibilities
Committee Chair: Ruby R. Chandy(1) Members: Sujeet Chand(2) Michael C. McMurray Rick J. Mills David E. Roberts 4 Meetings in 2019

•  Oversee corporate capital structure and budgets and recommend approval of major capital projects, corporate development, and large sales orders

•  Review effectiveness of the Company’s IT infrastructure and cybersecurity programs and its practices for identifying and mitigating technology risks

•  Review the Company’s enterprise risk management, including emerging risks

•  Review financial plans, liquidity, credit, key financial risks, treasury risk, and related matters

The Board has determined that all members of the F&R Committee met the applicable independence standards under the SEC rules and NYSE listing standards.

(1)	Mr. Darner served as the chair of the F&R Committee until May 2019 when Ms. Chandy was appointed chair of the F&R Committee upon Mr. Darner’s retirement from the Board.
(2)	Mr. Chand was appointed to the F&R Committee in December 2019 upon his election to the Board.

2020 PROXY STATEMENT	21

THE BOARD AND COMMITTEES  •  Board Committees

Corporate Governance & Nominating Committee	Primary Oversight Responsibilities
Committee Chair: John R. Friedery Members: Gayla J. Delly John L. Garrison Joe E. Harlan 4 Meetings in 2019

•  Recommend to the Board nominees for Chairman of the Board, President and Chief Executive Officer

•  Determine Board organization

•  Set director compensation

•  Review and recommend director nominees

•  Manage risks associated with Board independence and potential conflicts of interest

•  Establish corporate governance principles and procedures, including overseeing the Company’s Code of Conduct

•  Prepare effective CEO and Board succession planning

•  Evaluate CEO performance

•  Oversee Board and committee self-evaluation process

The Board has determined that all members of the CG&N Committee met the applicable independence standards under the SEC rules and NYSE listing standards.

Organization & Compensation Committee	Primary Oversight Responsibilities
Committee Chair: David E. Roberts Members(1): Ruby R. Chandy Gayla J. Delly(2) John L. Garrison 4 Meetings in 2019

•  Set compensation philosophy

•  Oversee risk management related to executive compensation plans and arrangements

•  Prepare the Compensation Committee Report included in this proxy statement

•  Approve executive officer compensation including incentives and other benefits

•  Retain and evaluate the advice of the independent compensation consultant, F.W. Cook, in adherence to the philosophies and principles stated under “Executive Compensation—Compensation Discussion and Analysis”

The Board has determined that all members of the O&C Committee met the applicable independence standards under the SEC rules and NYSE listing standards.

(1)	Mr. Darner served as a member of the O&C Committee until his retirement from the Board in May 2019.
(2)	Ms. Delly replaced Mr. Friedery as a member of the O&C Committee in May 2019.

Oversight of the Executive Compensation Program

Our executive compensation program is administered by the O&C Committee. Consistent with the NYSE corporate governance listing standards, the O&C Committee is composed entirely of independent, non-employee members of the Board. In addition, the Non-Executive Chairman of the Board generally attends the meetings of the O&C Committee.

As reflected in its charter, the O&C Committee has overall responsibility for setting the compensation for our CEO, which is approved by the full Board, and for approving the compensation of our other executive officers, including the other Named Executive Officers. The O&C Committee also oversees the alignment of organizational design and management development in support of achieving our operational objectives and strategic plans and monitors the policies, practices and processes designed to develop our core organizational capabilities and managerial competencies.

The O&C Committee is also responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. On matters pertaining to director compensation, the O&C Committee also receives data and advice from F.W. Cook. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the Organization and Compensation Committee Report included in this proxy statement.

22	2020 PROXY STATEMENT

THE BOARD AND COMMITTEES  •  Oversight of the Executive Compensation Program

The O&C Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several components. During the first quarter of each year, the O&C Committee reviews each Named Executive Officer’s total compensation. The O&C Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, which allows the O&C Committee to assess directly each Named Executive Officer’s performance. The O&C Committee also solicits input from all non-employee members of the Board as to the CEO’s performance during the year.

Except in years of CEO transition where the incumbent officer has completed less than one year of service in this capacity, the O&C Committee considers the results of the CG&N Committee’s process for reviewing the CEO’s performance with all independent Board members. The CG&N Committee’s process includes the independent Board members individually and collectively presenting their assessment of the CEO’s performance, as well as the CEO presenting his self-assessment of his performance. The O&C Committee uses these results when determining the CEO’s recommended compensation, which is subject to the independent Board members’ approval.

In addition, the CEO annually presents an evaluation of each other Named Executive Officer’s performance to the O&C Committee, which includes a review of each officer’s contributions over the past year, and his or her strengths, weaknesses, development plans and succession potential. The CEO also presents compensation recommendations for each Named Executive Officer for the O&C Committee’s consideration. Following this presentation and a benchmarking review for pay, the O&C Committee makes its own assessments and formulates compensation amounts for each Named Executive Officer with respect to each of the elements in the Company’s executive compensation program as described above.

Independent Compensation Consultant

The O&C Committee has the authority to retain outside advisors as it deems appropriate. The O&C Committee has engaged F.W. Cook as its compensation consultant to provide advice and information. F.W. Cook has assisted and advised the O&C Committee on all aspects of our executive compensation program, and they provide no other services to the Company. The services they provide include:

•	providing and analyzing competitive market compensation data;

•	analyzing the effectiveness of executive compensation programs and making recommendations, as appropriate;

•	analyzing the appropriateness of the performance peer group (PPG) and compensation peer group (CPG); and

•	evaluating how well our compensation programs adhere to the philosophies and principles stated below under “Compensation Discussion & Analysis—Compensation Program Philosophy and Principles.”

Director Compensation

2019 Director Compensation Program

Program Overview. Our director compensation program is established by the Board after review of data prepared by the O&C Committee’s independent consultant, regarding competitive director compensation levels for peer companies and the Company’s compensation peer group, which is discussed under “Executive Compensation.” In 2019, our non-employee director compensation program consisted of the following:

Component	Annual Amounts ($)	Form of Payment

Retainer	$ 85,000	Cash

Non-Executive chairman retainer	$125,000	Cash

Committee service fee (per committee)	$ 7,500	Cash

Committee chairman fee

Audit Committee	$ 20,000	Cash

O&C Committee	$ 15,000	Cash

F&R Committee	$ 10,000	Cash

CG&N Committee	$ 10,000	Cash

Equity grant target value	$125,000	Shares

2020 PROXY STATEMENT	23

THE BOARD AND COMMITTEES  •  Director Compensation

Additionally, non-employee directors are also eligible to receive special additional compensation when performing certain special services. The Board has set a compensatory rate of $3,500 per day for such services, though no compensation was paid for this purpose in 2019.

Compensation Deferral. Directors may elect to defer all or a portion of their annual cash and equity compensation. The annual cash compensation may be deferred in the form of cash or in phantom shares, which reflect an equivalent value of Company common stock. Compensation deferred in the form of cash accrues interest at rates that do not exceed market rates or constitute preferential earnings. If a director elects to defer cash compensation in the form of phantom shares, the director receives a 15% premium on the amount deferred.

Equity Compensation. The equity portion of non-employee director compensation is granted on the date of the annual meeting of shareholders in the form of restricted stock. The restricted shares have voting rights and fully vest after the earlier of one year from the date of grant, the termination of the director’s service due to death or disability or a change in control.

Stock Ownership Guidelines. Under our stock ownership guidelines, all non-employee directors must own shares of Company common stock with a value at least five times his or her annual cash retainer (currently $425,000) by his or her fifth anniversary of Board service. If the stock ownership requirement is not met, the director will receive all future Board compensation in the form of Company common stock until the requirement is satisfied. For 2019, all non-employee directors met their stock ownership requirements.

5× Annual Cash Retainer

The following table sets forth our non-employee director compensation for 2019. Mr. Rowe did not receive any compensation for his service as a director. His compensation is set forth below under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)

Sujeet Chand(3)	5,435	(3)	—	5,435

Ruby R. Chandy	105,000		125,036	230,036

Leif E. Darner(4)	42,706	(4)	—	42,706

Gayla J. Delly	110,000		125,036	235,036

Roger L. Fix	225,000	(5)	125,036	350,036

John R. Friedery	110,000		125,036	235,036

John L. Garrison	115,000	(6)	125,036	240,036

Joe E. Harlan	115,000	(6)	125,036	240,036

Michael C. McMurray	110,000		125,036	235,036

Rick J. Mills	100,000		125,036	225,036

David E. Roberts	115,000		125,036	240,036

(1)

Eligible directors received an annual equity grant of 2,568 shares of restricted common stock on May 23, 2019, the date of the Company’s 2019 Annual Meeting of Shareholders. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation—Stock Compensation”, and are calculated using a price per share of $48.69, the closing market price of the Company’s common stock as reported by the NYSE on the date of grant. Assumptions used in the valuations are discussed in Note 7 to the Company’s audited consolidated financial statements for the year ended December 31, 2019 in the Annual Report on Form 10-K filed on February 18, 2020.

(2)	The non-employee directors elected at the 2019 annual meeting of shareholders each had 2,568 shares of restricted common stock outstanding at December 31, 2019; all other shares held are vested.

(3)	Mr. Chand was elected to the Board effective December 17, 2019 and was paid a pro-rated portion of the cash board retainer and committee member fees.

(4)	Mr. Darner retired from the Board effective May 23, 2019 and was paid a pro-rated portion of the cash board retainer and committee member fees.

(5)	Includes an additional $125,000 cash retainer for services as Non-Executive Chairman of the Board.

(6)

Amount reported includes a 15% premium to actual fees due to the director’s election to defer all or a portion of cash retainer payments in the form of Company common stock under the Company’s director stock deferral plan.

24	2020 PROXY STATEMENT

THE BOARD AND COMMITTEES  •  Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

During 2019, the members of the O&C Committee included Ms. Chandy, Ms. Delly, Mr. Darner, Mr. Friedery, Mr. Garrison and Mr. Roberts. Ms. Delly replaced Mr. Friedery on the O&C Committee in May 2019. Mr. Darner served on the O&C Committee through his retirement from the Board in May 2019. None of the members of the O&C Committee were at any time during 2019 an officer or employee of the Company or were formerly an officer of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or O&C Committee.

2020 PROXY STATEMENT	25

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

R. Scott Rowe

President, CEO and Director since: April 2017 Age: 49

•  Flowserve Corporation | President, Chief Executive Officer, Director (2017 – Present)
•  Cameron Group of Schlumberger Ltd, an oil and gas company | President (2016 – 2017)
•  Cameron International Corporation, an oil and gas company | President, Chief Executive Officer (2015 –
    2016)
•  Cameron International Corporation | President, Chief Operating Officer (2014 – 2015)
•  OneSubsea, a joint venture established by Cameron and Schlumberger | Chief Executive Officer (2014 –
    2014)
•  Subsea Systems, a division of Cameron | President (2012 – 2014)
•  Cameron International Corporation | President of the Engineered and Process Valves division (2010 –
    2012)

Elizabeth L. Burger

SVP, CHRO since: April 2018 Age: 49

•  Flowserve Corporation | Senior Vice President and Chief Human Resources Officer (2018 – Present)
•  HanesBrands, Inc., a global manufacturer and marketer of everyday basic apparel | Chief Human
    Resources Officer (2013—2017)
•  Monsanto Company, a global provider of technology solutions and agricultural products | Senior Vice
    President, Global Business Operations (2007 – 2013)
•  Monsanto Company | Vice President, Corporate HR (2006 – 2007)
•  Monsanto Company | Vice President, Compensation (2005 – 2006)
•  Monsanto Company | Various leadership roles (1995 – 2005)

Sanjay K. Chowbey

President, AMSS since: July 2019 Age: 52

•  Flowserve Corporation | President, Aftermarket Services & Solutions (2019 – Present)
•  Lean Focus, LLC, a business transformation organization | General Manager (2018 – 2019)
•  TE Connectivity, Ltd. a global technology connectivity and sensor provider | President, SubCom business
unit     (2017 – 2018)
•  Danaher Corporation, a global science and technology innovation company | President, Thomson
    Industries, an industrial technology subsidiary of Danaher (2014 – 2017)
•  Danaher Corporation | President, Hennessy Industries (2012 – 2013)
•  Gilbarco Veeder-Root, Inc., a fueling and environmental solutions company | Vice President and General
    Manager, Commercial & Industrial Business Unit (2010 – 2012)
•  Gilbarco Veeder-Root, Inc. | Vice President and General Manager, Services (2006 – 2010)

Keith E. Gillespie

SVP, CSO since: October 2016 Age: 54

•  Flowserve Corporation | Senior Vice President and Chief Sales Officer (2016 – Present)
•  Flowserve Corporation | Chief Strategy Officer (2015 – 2016)
•  AlixPartners, LLP, a consulting company focused on operational turnarounds | Managing Director (2002 –
    2015)
•  i2 Technologies, a high-tech consulting practice | Vice President (1999 – 2001)
•  Ten Fold Corporation, a software and services company | Senior Vice President (1999 – 2001)
•  McKinsey & Company, a global consulting company focused on change management | Senior
    Engagement Manager (1992 – 1997)

26	2020 PROXY STATEMENT

EXECUTIVE OFFICERS

Lanesha T. Minnix

SVP, CLO since: June 2018 Age: 45

•  Flowserve Corporation | Senior Vice President and Chief Legal Officer (2018 – Present)
•  BMC Stock Holdings, Inc., a leading provider of diversified building products and services | Senior Vice
    President and General Counsel (2017 – 2018)
•  ABM Industries Incorporated, a Fortune 500 facility solutions company | Vice President, Deputy General
    Counsel and Chief Compliance Officer (2012 – 2017)
•  Shell Oil Company, a multinational oil & gas company | Senior Legal Counsel (2007 – 2012)
•  Sprint Nextel, a global telecommunications company | Corporate Counsel (2004 – 2007)
•  K&L Gates LLP, a global law firm | Corporate Associate (2000 – 2004)

Amy Schwetz

SVP, CFO since: February 2020 Age: 45

•  Flowserve Corporation | Senior Vice President and Chief Financial Officer (2020 – Present)
•  Peabody Energy, a global pure-play coal company serving power and steel customers | Executive Vice
    President and Chief Financial Officer (2015 – 2020)
•  Peabody Energy, Inc. | Senior Vice President, Finance & Administration – Australia (2013 – 2015)
•  Peabody Energy, Inc. | Senior Vice President, Finance & Administration – Americas (2012 – 2013)
•  Peabody Energy, Inc. | Vice President, Investor Relations (2011 – 2012)
•  Peabody Energy, Inc. | Vice President, Capital and Financial Planning (2009 – 2011)
•  Peabody Energy, Inc. | Various senior leadership roles (2005 – 2009)
•  Ernst & Young LLP | Audit Manager (1997 – 2005)

Kirk Wilson

President, FCD since: July 2019 Age: 53

•  Flowserve Corporation | President, Flow Control Division (2019 – Present)
•  Flowserve Corporation | President, Aftermarket Services & Solutions (2015 – 2019)
•  Flowserve Corporation | President, Services & Solutions Operations (2012 – 2015)
•  Flowserve Corporation | Vice President and General Manager, Integrated Solutions Group (2008 – 2011)
•  Flowserve Corporation | Vice President, Marketing for Pump Division (2004 – 2008)

David Wilson

President, FPD since: October 2017 Age: 51

•  Flowserve Corporation | President, Flowserve Pumps Division (2018 – Present)
•  Flowserve Corporation | President, Industrial Products Division (2017 – 2018)
•  SPX Flow, Inc., a global supplier of engineered flow solutions | President, Industrial (2015 – 2017)
•  SPX Corporation, a global provider of engineered HVAC solutions | President, Flow Industrial (2013 –
    2015)
•  SPX Corporation | President, Global Food & Beverage Systems (2013)
•  SPX Corporation | President, Asia Pacific, SPX Flow Technology (2009 – 2013)
•  SPX Corporation | President, Asia Pacific, SPX Service Solutions (2007 – 2009)
•  SPX Corporation | various leadership roles (1998 – 2013)

2020 PROXY STATEMENT	27

EXECUTIVE COMPENSATION  •  Contents

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation principles and the pay program we provided to our Named Executive Officers (“NEOs”) for 2019.

Contents

Company Overview, Strategy and Performance	Page 28

Compensation Program Philosophy and Principles	Page 31

Elements of the Executive Compensation Program	Page 34

Compensation Governance Policies	Page 46

Summary Compensation Table	Page 49

Named Executive Officers

During 2019, our NEOs were:

R. Scott Rowe President and Chief Executive Officer (“CEO”) (principal executive officer)	John E. (Jay) Roueche, III Vice President, Treasurer and Investor Relations (interim CFO from December 3, 2019 through February 23, 2020)	David J. Wilson President, Flowserve Pumps Division	Keith E. Gillespie Senior Vice President, Chief Sales Officer	Elizabeth L. Burger Senior Vice President, Chief Human Resources Officer

Lee S. Eckert, our former Senior Vice President and Chief Financial Officer, was also an NEO during 2019. Mr. Eckert transitioned from his position with the Company on December 3, 2019.

For more information on the currently serving Named Executive Officers, see “Executive Officers” on page 26.

Company Overview, Strategy and Performance

Company Overview

Flowserve is one of the world’s leading providers of fluid motion and control products and services with a significant global presence in the manufacturing of pumps, valves and seals. We have approximately 17,000 employees in more than 50 countries who are focused on our purpose and strong company values.

Company Strategy and Continued Organizational Transformation

Fiscal 2019 was a year of continued significant transformation for Flowserve. We continued progress towards our transformational business strategy, Flowserve 2.0, and drove improved financial results. Refer to the “Flowserve 2.0 Transformation” on page 9 for additional information about the transformation and accomplishments from 2019.

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EXECUTIVE COMPENSATION  •  Company Overview, Strategy and Performance

FLOWSERVE 2.0 — Implementing our Transformative Business Strategy

Performance Summary

In 2019, the Company made significant progress in its strategic objectives and reported solid financial results.

Key highlights of our 2019 Strategic Achievements:

✓ Substantial Flowserve 2.0 Transformation operational and process improvements

✓ Solidified our customer and quality commitment by launching our Zero Defects program

✓ Launched Flowserve Cares, our global community impact program

✓ Brought our purpose and values to life by introducing seven behaviors

✓ Attained significant increase in employee engagement and organizational health

2019 Financial Performance

2020 PROXY STATEMENT	29

EXECUTIVE COMPENSATION  •  Company Overview, Strategy and Performance

Alignment Of Our Compensation Programs With Our Strategy

Our compensation programs are aligned with our company strategy and the goal to create long-term shareholder value. Quantitative measurements for our key strategies are established and embedded in our annual and long-term incentive plan designs as shown in the table below. The measurement of the improvement of organizational health is included in the yearly performance assessment of our NEO’s.

Strategic Priorities	Compensation Element	Measurement

Position for Growth	AIP AIP	• Bookings and Revenue Growth • On-time Delivery (OTD) Improvement
	LTI	• Total Shareholder Value (TSR) Growth

Margin Expansion	AIP	• Operating Income Improvement
	LTI	• Return on Invested Capital (ROIC) Improvement

Capital Efficiency	AIP	• Primary Working Capital (PWC) as a percent of Sales
	LTI	• Return on Invested Capital (ROIC) Improvement

Pay for Performance Alignment

The alignment of pay and performance is one of the key components of our compensation philosophy as shown on the following page. The Company is committed to a rigorous target setting process, the careful selection of key performance measures aligned with our strategy and the creation of shareholder value.

We made significant progress towards our financial targets by delivering substantial year over year improvements in our core metrics but fell short of the ambitious targets set in our incentive plans. The following charts illustrate the performance payouts under our various incentive plan components: the Company’s annual incentive plan (“AIP”) and contingent performance shares (“PSUs”).

We made significant progress toward our ambitious goals as well as improved year over year performance, but fell short of rigorous targets

30	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  Company Overview, Strategy and Performance

2017-2019 PERFORMANCE SHARE PAYOUTS

PERFORMANCE SHARE PAYOUTS

Despite significant progress, PSUs paid out below target, reflecting Company performance and market conditions over this period

* Payout opportunity calculates realized equity value as a percentage of the target grant value.

Compensation Program Philosophy and Principles

The O&C Committee maintains a thoughtful approach to corporate governance practices for executive compensation. Below is a summary of those practices.

Compensation Philosophy

Our Compensation Philosophy is aligned with building long-term shareholder value and to achieve the following objectives:

ATTRACT & RETAIN	Attract and retain high-quality and high-performance leaders with a passion for our purpose, values, behaviors and achieving extraordinary business outcomes

REINFORCE OUR STRATEGY	Align our incentive programs with our vision and key business strategies while maintaining a healthy balance between short and long-term rewards

COMPETITIVE AND MARKET-BASED	Maintain a market-based strategy that provides a competitive total target compensation opportunity approximating the market median

ALIGN PAY AND PERFORMANCE	Provide incentive programs that reward short-term and long-term performance leading to shareholder value growth and appropriate risk taking

ALIGN WITH SHAREHOLDERS	Ensure that a majority of total compensation is ‘at risk’ and aligned with shareholder interests

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EXECUTIVE COMPENSATION  •  Compensation Program Philosophy and Principles

Core Compensation Elements

Our core executive compensation elements are aligned with our executive compensation philosophy. These elements provide competitive market-based compensation that emphasize pay for performance and alignment with shareholders through heavy weighting of short- and long-term incentive compensation.

	BASE SALARY	ANNUAL INCENTIVE PLAN	RESTRICTED STOCK UNITS (“RSUs”)	PERFORMANCE STOCK UNITS (“PSUs”)

Form of Compensation	Cash	Cash	Equity	Equity

Focus	Near-Term	Near-Term	Long-Term	Long-Term

Measurement Period	N/A	Annual Performance	Ratable over three years	Cliff after three years

Performance Measure	N/A	Annual Financial and Operational Metrics	Stock Price Appreciation	Multi-year Return on Invested Capital (“ROIC”), Total Shareholder Return (“TSR”) and Stock Price Appreciation

Philosophy Alignment

ATTRACT & RETAIN	REINFORCE OUR STRATEGY	COMPETITIVE AND MARKET-BASED	ALIGN PAY AND PERFORMANCE	ALIGN WITH SHAREHOLDERS

Compensation Mix

Our executive compensation program emphasizes performance-based compensation that is determined each year by the O&C Committee. As shown below, for 2019, the significant majority of our 2019 target total executive compensation was at-risk (85.8% for our President and CEO and an average of 69.6% for other Named Executive Officers other than Mr. Roueche, as noted below). See “Executive Compensation Tables” for additional details.

(1)	This chart does not include Mr. Roueche given his limited role as interim CFO, which commenced on December 3, 2019.

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EXECUTIVE COMPENSATION  •  Compensation Program Philosophy and Principles

Compensation Governance Practices

✓			×
	What We Do			What We Don’t Do

✓  Target the market median for all elements of pay

✓  Balance compensation programs

✓  Cap incentive program payments

✓  Maintain a clawback policy

✓  Provide 50% of long-term incentives in the form of performance-based compensation

✓ Maintain stock ownership requirements ✓ Fully disclose incentive plan targets and results ✓ Utilize an independent compensation consultant

×   No hedging or pledging stock

×   No excise tax gross-ups for executives

×   No employment agreements with Named Executive Officers

×   No option repricing without shareholder approval

×   No excessive perquisites

Results of 2019 Say-On-Pay Vote

At our 2019 Annual Meeting of Shareholders, over 80% of our shareholders voted to approve our Named Executive Officer compensation. Although our O&C Committee believes this affirms our shareholders’ overall support of our executive compensation program, we are constantly seeking to improve our program.

Accordingly, the O&C Committee considers shareholder input and other factors discussed in this CD&A, and has made several changes to our compensation policies as discussed in the Recent Compensation Enhancements section below.

Compensation Alignment with Strategic Objectives

To achieve our program objectives and support the implementation of our strategy, we assess our compensation programs on an annual basis. The following compensation program design features were adopted in recent years:

ANNUAL INCENTIVE PLAN (“AIP”):
Design Feature	Rationale

• Emphasis on operating income and working capital efficiency	• Critical to execute our strategy

• Changed PWC calculation from a year-end to quarterly measurement	• To reward continuous and sustained improvement

• Rebalanced on-time delivery calculation	• Ensure balance across our aftermarket and original equipment business

• Focused on stretch goals	• Reward year-over-year improvement

PERFORMANCE SHARES UNITS (“PSUs”):
Design Feature	Rationale

• Total Shareholder Return (“TSR”) metric measured against a performance peer group	• Drives shareholder returns

• Return on Invested Capital (“ROIC”) metric with improvement targets aligned with the 2022 financial targets	• Encourage effective capital deployment and alignment with shareholders

2020 PROXY STATEMENT	33

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

Elements of the Executive Compensation Program

Overview

Consistent with our philosophy, the primary elements of the Company’s executive compensation program in 2019 are discussed below:

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES

Base Salary	Cash	• Based on responsibilities of the position and performance • Provide stable source of income • Set at levels approximating the market median to attract and retain executive talent

Annual Incentive Opportunity	Cash	• Rewards for company achievement for pre-determined key operational and financial performance measures • Motivate and reward company and individual performance

Long-Term Incentive Compensation	• Restricted Stock Units (RSUs) • Performance Stock Units (PSUs)

•  Ensure alignment of executive with shareholders

•  RSUs help retain executive talent through three-year ratable vesting schedule

•  PSUs rewards long-term company performance based on set targets aligned with shareholder value creation over three-year performance period

Other Compensation	Retirement Benefits; Perquisites; Severance Benefits	• Provide market competitive benefits

ATTRACT & RETAIN	REINFORCE OUR STRATEGY	COMPETITIVE AND MARKET- BASED	ALIGN PAY AND PERFORMANCE	ALIGN WITH SHAREHOLDERS

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EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

Competitive Market-Based Compensation Approach

Aligned with our competitive and market-based executive compensation philosophy, the O&C Committee establishes a benchmark “compensation peer group” (“CPG”) on an annual basis. In addition, AON and Willis Towers Watson (“WTW”) Executive Compensation Survey Data is utilized to set compensation elements for positions that are not adequately covered by the CPG data. The CPG, AON Survey and WTW Survey are each considered in setting target executive compensation levels.

For 2019, our CPG consisted of the following companies, which remain unchanged from our 2018 CPG:

COMPENSATION PEER GROUP (CPG)

2019 COMPENSATION PEER GROUP (17 Companies)

Ametek, Inc.	Regal Beloit Corporation

Colfax Corporation	Rockwell Automation, Inc.

Crane Co.	Snap-on Incorporated

Donaldson Company, Inc.	Terex Corporation

Dover Corporation	Trinity Industries

IDEX Corporation	Wabtec Corporation

Lincoln Electric Holdings, Inc.	Woodward, Inc.

Nordson Corporation	Xylem Inc.

Pentair plc

+0 Changes

Elements of Compensation in Detail

Base Salary

The O&C Committee reviews and approves base salaries annually during the first quarter with a general goal to approximate the market median of companies within the CPG and the broader market as reflected in the AON Survey and WTW Survey. The base salaries paid to the Named Executive Officers during 2019 are shown below. Messers. Roueche and Gillespie and Ms. Burger each received a modest increase in base salary over 2018 of 2% - 3%, consistent with their performance and the peer benchmark data for their respective positions.

Named Executive Officer	2019 Salary ($)
R. Scott Rowe	1,133,000
Lee S. Eckert	543,622(1)
John E. (Jay) Roueche, III	341,898
David J. Wilson	471,895
Keith E. Gillespie	485,000
Elizabeth L. Burger	475,731

(1)	Mr. Eckert’s base salary reflects Mr. Eckert’s separation from the Company on December 3, 2019.

2020 PROXY STATEMENT	35

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

Annual Incentive Opportunity

During the first quarter of each year, the O&C Committee also establishes each Named Executive Officers’ annual cash incentive opportunity under our Annual Incentive Plan (the “AIP”). When setting annual incentive opportunities, the O&C Committee approves: (i) the overall Company performance measures under the AIP for the fiscal year; and (ii) an AIP target opportunity for each Named Executive Officer. AIP target opportunities for 2019 remained unchanged from 2018 levels as a percentage of base salaries.

The following table illustrates the 2019 AIP target opportunities and payouts for each NEO:

Named Executive Officer	Base Salary	Target AIP %	Target AIP Amount	Payout Percentage		2019 AIP Payout
R. Scott Rowe	$1,133,000	120%	$1,359,600	74.9%		$1,018,340
Lee S. Eckert	$566,500	75%	$424,875	85.0	%(1)	$361,144
John E. (Jay) Roueche, III	$343,757	50%	$171,879	74.9%		$128,737
David J. Wilson	$475,088	65%	$308,807	92.4%		$285,338
Keith E. Gillespie	$485,000	65%	$315,250	84.1%		$265,125
Elizabeth L. Burger	$478,950	65%	$311,318	74.9%		$233,177

(1)	This reflects the payout percentage determined pursuant to the terms of Mr. Eckert’s Separation Agreement, as described below under the heading “—Mr. Eckert’s Separation Agreement”.

Rigorous Performance Measures

The O&C Committee, working with its compensation consultant and members of management, evaluates and approves the Company’s AIP performance measures. The O&C Committee also sets the weighting of each executive’s individual performance measures to be consistent with our business strategy and tied to the achievement of important strategic objectives within each executive’s area of control. The Company’s 2019 AIP performance measures as weighted for each executive were as follows:

Fiscal 2019 Performance Measures & Weighting	Consolidated Adjusted Operating Income	Business Unit Operating Income	Revenue or Bookings(1)	Adjusted PWC as % of Sales	Customer On-time Delivery	Total
R. Scott Rowe	50%	—	15%	20%	15%	100%
Lee S. Eckert	50%	—	15%	20%	15%	100%
John E. (Jay) Roueche, III	50%	—	15%	20%	15%	100%
David J. Wilson(2)	25%	25%	15%	20%	15%	100%
Keith E. Gillespie	30%	—	50%	20%	—	100%
Elizabeth L. Burger	50%	—	15%	20%	15%	100%

(1)	Only Mr. Gillespie had a Consolidated Bookings target. Except as otherwise noted, the other Named Executive Officers had a Consolidated Revenue target.

(2)	Mr. Wilson received a business unit target for each of Revenue, Adjusted PwC as % of Sales and Customer On-time Delivery.

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EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

The O&C Committee selected these performance measures, with input from management, because they support key strategies that we believe drive sustainable and profitable Company growth. Achievement of the metrics was evaluated using pre-defined internal criteria, as adjusted by the O&C Committee within parameters it established at the beginning of the year, to exclude the effect of certain specified developments that occured during the year and described further below.

Performance Metric	How It was Calculated for 2019
Consolidated Adjusted Operating Income

•  Our reported operating income adjusted to remove the effects of transformation expenses and one-time voluntary retirement program expenses incurred in 2019. This resulted in Consolidated Adjusted Operating Income of approximately $448.0 million compared to reported Operating Income of approximately $406.0 million.

Business Unit Operating Income	• No adjustments were made to Business Unit Operating Income in 2019.
Revenue or Bookings(1)	• No adjustments were made to reported revenue or bookings in 2019.
Adjusted PWC as % of Sales

•  Adjusted PWC is calculated by adding net receivables and total inventory less accounts payable, accrued deferred revenue and accrued progress billings.

•  Adjusted PWC as a percentage of sales is calculated by dividing the aggregate of adjusted PWC as of the last day of each quarter by total sales in 2019.

Customer On-time Delivery	• Customer on-time delivery is measured as the blended average of line items shipped on-time and order values shipped on time. Customer on-time delivery is measured from April 2019 to December 2019.

(1)	Only Mr. Gillespie had a Consolidated Bookings target. The other Named Executive Officers had a Consolidated Revenue target.

Measuring Performance and Establishing Payouts

The 2019 payout range under the AIP was 0% to 200% of each executive’s respective target award opportunity. The actual payout percentage was determined using a matrix that compares the Company’s actual performance against the established performance targets for the year (referred to as “plan”). The following tables show the percentage of target award that is paid at different levels of Company performance against plan, as well as actual performance and payout percentages for 2019.

Fiscal 2019 Financial Metric Performance	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Measured Performance	Payout Percentage
Consolidated Adjusted Operating Income	$375.6	$446.0	$490.6	$448.0 (100.5% of Target)	105.0%
Consolidated Revenue	$3,863.5	$4,066.8	$4,473.5	$3,944.8 (97.0% of Target)	70.0%
Consolidated Bookings	$4,033.0	$4,360.0	$4,796.0	$4,238.4 (97.2% of Target)	81.3%
Consolidated Adjusted PWC as % of Sales	27.7%	26.7%	25.7%	27.5% (103.0% of Target)	59.4%
Consolidated Customer On-Time Delivery	*	*	*	* (93.6% of Target)	0.0%
Business Unit Adjusted Operating Income	*	*	*	* (117.0% of Target)	200.0%
Business Unit Revenue	*	*	*	* (94.1% of Target)	0.0%
Business Unit Adjusted PWC as % of Sales	*	*	*	* (102.6% of Target)	80.6%
Business Unit Customer On-Time Delivery	*	*	*	* (83.4% of Target)	0.0%

*	Not disclosed for competitive reasons as discussed below.

2020 PROXY STATEMENT	37

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

The Company has chosen not to disclose the Threshold, Target, Maximum and Measured Performance data for the consolidated customer on-time delivery metrics for all Named Executive Officers and the business unit operating income, revenue, adjusted primary working capital as a percentage of sales and customer on-time delivery metrics used for Mr. Wilson, as these metrics correspond to financial data that is not otherwise publicly disclosed and is used primarily to assess compensation for these Named Executive Officers. As such, the Company believes that the disclosure of such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business. Like all performance targets for financial metrics used in our AIP, the O&C Committee set these performance goals at definitive, challenging and objective levels that require significant effort and achievement by our Named Executive Officers for any payout to occur and required year-over-year improvement.

Long-Term Incentives

Form of Award	% of Annual Target Opportunity	Key Terms
Restricted Stock Units (“RSUs”)	50%

•  Ratable vesting over three years on each anniversary date of grant

•  Contingent on continued employment with the Company until the vesting date of the awards, except pursuant to special end of service vesting discussed under “End of Service Benefits”

Performance Shares Units (“PSUs”)	50%

•  Three-year cliff vest contingent on attainment of ROIC targets and relative TSR metrics as described under “Contingent Performance Share Units”

•  Forfeiture if the executive’s employment terminates before the end of the three-year performance period, except pursuant to special end of service vesting discussed under “End of Service Benefits”

The O&C Committee may also award one-time grants of RSUs in its discretion based on performance or other factors, but no such special awards were granted to our Named Executive Officers in 2019.

Setting the Target Opportunity

Each year, the O&C Committee establishes a target dollar value of the long-term incentive package for each Named Executive Officer. In doing so, the committee considers data from the Company’s CPG and, for positions that are not adequately covered by the CPG data, the AON Survey and WTW Survey. For 2019, these target values were set at levels that approximate the market median of both the CPG and the broader market taken from the AON Survey and WTW Survey.

In addition, the O&C Committee considers the package’s potential dilutive effect on the Company’s outstanding shares in determining aggregate award values.

Named Executive Officer	2019 LTI Target
R. Scott Rowe	$5,500,000
Lee S. Eckert	$1,500,000
John E. (Jay) Roueche, III	$ 343,757
David J. Wilson	$ 700,000
Keith E. Gillespie	$ 600,000
Elizabeth L. Burger	$ 700,000

The share amount is determined by dividing each executive’s total long-term incentive value by the average closing price of the Company’s common stock reported on the NYSE during the last twenty trading days of 2018. Until vesting, holders of RSU and PSU awards do not have voting rights on the units, but the units are entitled to receive dividend equivalent accruals, if any, that payout only if and to the extent the underlying units vest.

Contingent Performance Share Units (PSUs)

Aligned with our compensation objectives, these performance-based awards provide a strong incentive for our executives to achieve specific performance goals over the relevant performance periods that advance our business

38	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

strategies, build long-term shareholder value and encourage executive retention. Contingent performance shares, or PSUs, are RSUs that vest, if at all, based on the Company’s achievement of pre-determined financial metrics, measured over a three-year performance period.

Rigorous Performance Measures and Targets

During the first quarter of each year, the O&C Committee, working with its compensation consultant and members of management, evaluates and approves the Company’s LTI performance measures consistent with our business strategy. The O&C determines performance goals at definitive, challenging and objective levels that require significant effort and achievement by our Named Executive Officers for payout to occur.

The O&C Committee believes that ROIC and TSR measures reward the progress towards Flowserve’s strategy focus on Growth, Margin Expansion and Capital Efficiency. ROIC and TSR are additionally correlated to Flowserve’s shareholder value creation.

The following table shows the performance measures for the 2017, 2018 and 2019 PSU grants:

Performance Period and measure	Detail
2017-2019
50% TSR	• Relative TSR compared to that of the Performance Peer Group (PPG) measured over a three-year period
50% ROIC	• Three-year average ROIC performance relative to the three-year average of the weighted cost of capital (“WACC”) and compared to that of the PPG
2018-2020
50% TSR	• Relative TSR compared to that of the PPG measured over a three-year period
50% ROIC	• ROIC improvement goals which closely correlate to the compounded annual share price growth rate of the S&P Industrial Machinery Index over a 10-year period
2019-2021
50% TSR	• Relative TSR compared to that of the PPG measured over a three-year period
50% ROIC	• ROIC improvement goals aligned with Flowserve’s long-term ROIC targets

The payout ranges for PSUs shown above are 0% below threshold, 50% at threshold, 100% at target and 200% at maximum of NEO’s respective target award opportunity.

2020 PROXY STATEMENT	39

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

Performance Peer Group (PPG): The O&C Committee believes that the use of absolute performance measures alone yields an incomplete picture of Company performance and has determined to assess attainment of our PSU TSR metric against a performance peer group. During 2019, a performance peer group benchmarking study aligned with Flowserve’s aspiration to become the leading company within the Flow Control Industry was performed. The performance peer group was identified based, generally, on publicly traded companies that are: (1) industrial equipment manufacturers; (2) direct business peers of the Company; and (3) financially comparative to the Company.

PERFORMANCE PEER GROUP (PPG)

2017 and 2018 Peer Group (13 Peers)	2019 Peer Group (16 Peers)

Colfax	Colfax

Crane	Crane

Dover	Dover

ITT	ITT

KSB Aktiengesellschaft	KSB Aktiengesellschaft

Metso Corp	Metso Corp

Rotork Plc	Rotork Plc

Sulzer AG	Sulzer AG

Weir Group Plc	Weir Group Plc

Net Change: +3

2017 PSU Payout

•	TSR Performance Share Score: For the 2017-2019 performance period, the Company’s TSR was 3.6% representing the 28.5th percentile of the performance peer group resulting in a 0% payout.

40	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

•

ROIC Performance Score: For the 2017-2019 performance period, the Company’s three year average ROIC was 8.2% representing the 30th percentile of the performance peer group. Flowserve’s ROIC/WACC spread was -1.8%. This resulted in a payout of 51.7%.

2017 PSU Vesting

The following table illustrates the 2019 PSU Payout for each NEO(1):

NEO	Target PSUs		Payout Percentage		2019 LTIP Payout(2)
R. Scott Rowe	56,310	×	25.8%	=	14,528
John E. (Jay) Roueche, III	3,220	×	25.8%	=	831
Keith E. Gillespie	9,810	×	25.8%	=	2,531

(1)	Messers. Eckert and Wilson and Ms. Burger did not receive any PSUs that vested in 2019.

(2)	The number of shares reported in this column does not include dividend equivalent units that accrued during the performance period.

Other Compensation

Other benefits provided to the Named Executive Officers are generally consistent with those provided to other employees of the Company, including health and retirement benefits. These elements of our compensation program are outlined in more detail below:

Retirement	Qualified Pension Plan	• Tax-qualified pension plan, available to all salaried U.S. employees
	Senior Management Pension Plan	• Non-qualified defined benefit restoration plan, available to executive officers and other U.S. employees based on salary level
	Supplemental Executive Pension Plan	• Non-qualified supplemental defined benefit plan, available to eligible U.S. executives to maintain competitive total retirement benefits
	401(k) Plan	• Tax-qualified 401(k) plan available to all U.S. employees; Company currently matches 75% of pre-tax contributions up to 6% of salary

Other	Executive Officer Severance Plan	• Sets standard benefits for senior executives in the event of a qualifying termination
	Change in Control Plan	• Sets standard benefits for senior executives upon qualifying termination in connection with a change in control
	Limited Other Benefits	• Physical exam, enhanced vacation, relocation benefits

2020 PROXY STATEMENT	41

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

Flowserve Corporation Executive Officer Severance Plan

Each of the Named Executive Officers participates in the Company’s Amended and Restated Executive Officer Severance Plan (the “Officer Severance Plan”). Under this plan, the Company’s officers are provided benefits upon a termination as a result of a reduction in force or by the Company without cause. No benefits are payable under the Officer Severance Plan to any officer who receives benefits under the Company’s Change in Control Severance Plan (the “CIC Plan”). The Officer Severance Plan does not provide for any additional payments or benefits upon a termination of employment by the Company for cause, upon the executive’s resignation for any reason (including “good reason” or “constructive termination”) or upon the executive’s death or disability.

COMPENSATION	Officer Severance Plan Payment for NEOs
Cash Payment	• 24 months’ base salary continuation • Payment equivalent to target AIP bonus, provided Company actually achieves threshold performance under the AIP for the year
PSUs

•  A pro-rated payout of the PSUs, if any, that have a performance cycle that would otherwise end in the year that contains the termination date based on the number of months the executive was employed during the performance period

RSUs

•  A cash payment in lieu of any RSUs that would otherwise vest within 90 calendar days following the termination date based on the Company’s average closing price over the twenty trading days in the month preceding the officer’s termination date.

For purposes of the Officer Severance Plan and CIC Plan, the term “cause” generally means the covered executive’s:

•	willful and continued failure to perform basic job duties after written demand for substantial performance is delivered to the executive by the Board; or

•	willful engagement in conduct materially and demonstrably injurious to the Company, monetarily or otherwise.

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EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

Flowserve Corporation Executive Change in Control Plan

Each of the Named Executive Officers participates in the Company’s Change in Control Plan (“CIC Plan”). Benefits under the CIC Plan are triggered if, within two years following a change in control the Named Executive Officer is terminated without cause (and not on account of death or disability), or resigns for reasons constituting a “constructive termination.” Benefits are also triggered if a Named Executive Officer is terminated within the 90-day period immediately prior to a change in control if such termination (i) occurs after the initiation of discussions leading to such change in control and (ii) can be demonstrated to have occurred at the request or initiation of parties to such change in control. The severance benefits provided upon a termination of employment covered under the CIC Plan include:

COMPENSATION	CEO	OTHER NEOs
Cash Payment(1)	A lump sum payment equal to 3x the sum of the executive’s annual base salary and target annual incentive

A lump sum payment equal to a multiple of the executive’s annual base salary and target annual incentive as follows:

•  2.5x for executive vice presidents(2);

•  2.0x for senior vice presidents and presidents; and

•  1.5x for vice presidents.

Long-Term Incentive Awards	Full vesting at target of each cash or stock-based long-term incentive award. Named Executive Officers have 90 days following the date of employment termination to exercise any vested stock options	Same
Life, Medical, Health and Accident Benefits

Company provided coverage for the executive and his or her dependents for a number of months following termination equal to annual severance multiplier used to calculate the cash payment, multiplied by 12 months

Same
Supplemental Pension Benefits

Supplemental retirement benefits equal to the difference between the amounts the executive would have been entitled to had he or she remained employed through the end of the benefits continuation period and the amounts actually received

Same

(1)

For purposes of this calculation, the base salary is the highest of: (i) the highest-annualized monthly base salary during the twelve months preceding the termination; (ii) the base salary in effect on the date of termination; and (iii) the base salary in effect on the date of the change in control.

(2)	The Company does not currently have any Executive Vice Presidents.

For purposes of the CIC Plan, the term “constructive termination” generally means the occurrence of any one of the following events within two years after the effective date of a change in control without the express written consent of the covered executive:

•	a material reduction in the authority, duties or responsibilities held by the covered executive immediately prior to the change in control;

•	a material reduction of the covered executive’s base salary;

•	the relocation (without the covered executive’s consent) of the covered executive’s principal place of employment by more than 35 miles from its location immediately prior to a change in control; or

2020 PROXY STATEMENT	43

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

•	any other material failure of the Company to honor all the terms and provisions of the CIC Plan or any agreement with the covered executive.

Participation in the CIC Plan is contingent upon the covered executive executing a confidentiality and non-competition agreement at the time the executive is notified that he or she has been chosen to participate in the CIC Plan and a release in favor of the Company at the time of separation from service. The CIC Plan also includes a “best-after-tax” 280G provision, which provides that each executive will receive either (1) all payments and benefits otherwise due in connection with the change in control or (2) $1.00 less than the amount that would trigger the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the best highest, after tax amount to the executive.

The Company’s supplemental pension and incentive plans for senior management contain provisions that serve to implement the provisions of the CIC Plan. Our Qualified Plan also confers competitive post-employment benefits to all participating employees, including to the executives upon a change in control.

Employment Agreements

Consistent with its philosophy, the Company generally does not enter into employment agreements with its Named Executive Officers, who are considered to serve at the will of the Company. No current Named Executive Officer has an employment agreement.

Restrictive Covenant Agreements

To protect the Company’s competitive position, each executive is required to sign an agreement with the Company that requires the executive to forfeit the proceeds from a portion of the executive’s long-term incentive awards if the executive engages in conduct that is detrimental to the Company. Detrimental conduct includes working for certain competitors, soliciting customers or employees after employment ends and disclosing confidential information in a manner that may result in competitive harm to the Company.

Retirement Benefits (Pension, 401k, SERP and SMRP and End of Service)

We provide pension benefits to all U.S. salaried employees, including the Named Executive Officers, under the Flowserve Corporation Pension Plan (the “Qualified Plan”), which is a tax-qualified defined benefit pension plan. Because the Internal Revenue Code (the “Code”) limits the pension benefits that can be accrued under a tax-qualified pension plan (based on an annual compensation limit), we also maintain a separate non-qualified defined benefit restoration pension plan, the Senior Management Retirement Plan (the “SMRP”). The SMRP compensates participants, including the Named Executive Officers, for the reduction in their pension benefit resulting from this Code limitation. The SMRP is designed to provide a comparable level of retirement benefits to those provided to other U.S. employees under the Qualified Plan based on a comparable benefit formula. In addition, we also maintain a second non-qualified supplemental defined benefit pension plan, the Supplemental Executive Retirement Plan (the “SERP”), for our eligible U.S. executives, including the Named Executive Officers, in order to remain competitive with general industry companies similar in size. These three programs are designed to provide eligible U.S. executives with income following retirement and to help ensure that we are able to attract and retain executive talent by providing comprehensive retirement benefits.

Participants in the Qualified Plan and the SMRP accrue contribution credits based on age and years of service at the rate of 3% to 7% for eligible earnings up to the Social Security wage base, and at the rate of 6% to 12% for eligible earnings in excess of the Social Security wage base. Participants in the SERP accrue contribution credits at the rate of 5% of all eligible earnings. Eligible earnings generally include base salary and annual incentive awards. SERP participants also earn interest on the accrued contributions based on the rate of return on 10-year Treasury bills.

End of Service Benefits

The Company’s long-term incentive program allows RSUs and PSUs to continue to vest over the original vesting period for employees who retire at a minimum age of 55 years with 10 years of continuous service with the Company. The O&C Committee believes that this encourages the participants to continue to focus on the Company’s performance as they approach and through retirement.

44	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  Elements of the Executive Compensation Program

Perquisites

The O&C Committee strives to make our executive compensation program primarily performance-based and, as such, has eliminated perquisites for our executive officers, other than the following:

•

Executive Physicals. All Named Executive Officers were eligible to receive an annual physical examination. The O&C Committee believes this is a competitive benefit within the market and contributes to executive effectiveness.

•

Enhanced Vacation. All Named Executive Officers are eligible to receive an enhanced vacation benefit. Each officer is eligible for a minimum of four weeks’ vacation and may receive more, if the officer’s years of service so qualify under the Company’s regular employee vacation award schedule.

•

Relocation Benefits. All Named Executive Officers are eligible to receive standard, market competitive relocation benefits pursuant to the Company’s executive relocation policy. These benefits include travel costs, home finding trip, broker assistance, home sale and buyout assistance, new residence assistance, reimbursement for transportation, moving expenses and other relocation expenses.

The aggregate incremental cost of these benefits to the Named Executive Officers is included in the “Summary Compensation Table” under the “All Other Compensation” column and related footnotes.

2020 PROXY STATEMENT	45

EXECUTIVE COMPENSATION  •  Compensation Governance Policies

Compensation Governance Policies

Stock Ownership Requirements

To further align executive and shareholder interests, each of our Named Executive Officers are required to own a minimum amount of Company common stock equal in value to a specified multiple of their annual base salary.

Named Executive Officer	Ownership Requirement

Chief Executive Officer	5 x Annual Base Salary

Presidents and Senior Vice Presidents	3 x Annual Base Salary

Vice Presidents	1 x Annual Base Salary

•

Shares held directly by an executive or shares held in the Flowserve Corporation Non-Qualified Deferred Compensation Plan and unvested RSUs count toward satisfying the stock ownership requirements. Unvested PSUs do not count toward satisfying the stock ownership requirements.

•	The required stock ownership levels are expected to be achieved within five years from the date the guidelines were first applicable or within five years of the executive joining the Company.

•

Executives who do not meet the ownership requirement must show that they have retained at least 60% of the net shares received from vested RSUs and PSUs from the time the ownership guidelines became applicable.

•	As of December 31, 2019, all Named Executive Officers met their stock ownership requirements under these tests.

Anti-Hedging and Pledging Policies

Under the Company’s Insider Trading Policy all directors and employees (including the Named Executive Officers) are prohibited from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

Clawback Policy

As expanded in 2019, our Clawback and Forfeiture Policy (the “Clawback Policy”) reinforces our commitment to integrity and the highest standards of ethical conduct through our compensation program. Under the Clawback Policy, the O&C Committee has the ability to recoup previously paid and/or cancel outstanding incentive compensation from any current or former executive officer, or any other designated officer of the Company, if:

(1) the committee determines that a financial metric used to determine the amount, vesting or payment of the incentive compensation was calculated incorrectly, regardless of whether due to fraud or intentional misconduct or whether such error requires a financial restatement; or

(2) the covered officer engages in egregious conduct, which generally includes conduct that constitutes “cause” for termination under applicable company plans or agreements, a material breach of a written Company policy (including our Code of Conduct) and certain other egregious misconduct.

With respect to incorrect calculations, the Company may cancel any outstanding incentive compensation and recoup incentive compensation received by the executive during the three-year period preceding the date the Company discovers the error or is required to prepare an accounting restatement. With respect to egregious conduct, the Company may cancel any outstanding incentive compensation and recoup incentive compensation received by the executive during the one-year period preceding the date the Company discovers the conduct.

Tax and Accounting Implications of Executive Compensation

Section 162(m) of the Code limits to $1.0 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to certain covered employees, including to the Company’s CEO, CFO, and the three other most highly-compensated executive officers as of the end of the fiscal year.

Prior to U.S. tax law reform in December 2017, performance-based compensation awarded under our equity incentive plan that met the requirements of “qualified performance-based compensation” under Code section 162(m) was generally intended to be deductible for tax purposes because such compensation is dependent on fulfilling certain shareholder-approved performance criteria.

46	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  Tax and Accounting Implications of Executive Compensation

Effective for tax years beginning after December 31, 2017, U.S. tax law changes eliminated the performance-based compensation exception. We may be able to deduct certain compensation paid to “covered employees” to the extent it is eligible for transition relief under Section 162(m). However, there is no guarantee that any such compensation will be deductible, and the Company may determine that certain compensation cannot qualify for such transition relief or that it does not wish to take or refrain from taking steps necessary to qualify for such relief.

The O&C Committee remains committed to a compensation program that emphasizes performance-based compensation and has considered and will continue to consider tax deductibility in structuring executive compensation arrangements. However, the O&C Committee retains discretion to establish executive compensation arrangements that it believes are consistent with its principles described earlier and in the best interests of the Company and our shareholders, even if those arrangements are not fully deductible under Section 162(m).

The Company recognizes compensation expense in our financial statements for all equity-based awards pursuant to the principles set forth in FASB ASC 718, “Compensation—Stock Compensation”. The O&C Committee considered the GAAP accounting implications of the awards in setting the long-term incentive mix and further determined that the mix of RSUs and PSUs was appropriate for 2019.

Annual Executive Compensation Program Review and Compensation Risk

The O&C Committee regularly monitors and annually reviews our executive compensation program to determine, in consultation with its compensation consultant, whether the elements of the program are consistent with our executive compensation objectives and principles. As part of this, the O&C Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

Following the O&C Committee’s annual review in 2019, the O&C Committee concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the O&C Committee considered the following:

ATTRIBUTE	RISK-MITIGATING EFFECT

Emphasis on long-term, equity-based compensation subject to our rigorous clawback policy	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

Long vesting requirements: • Three-year ratable vesting for RSUs • Three-year cliff vesting for PSUs	Helps ensure our executives realize their compensation over a time horizon consistent with creating long-term shareholder value

Payments under our AIP and the number of shares that a participant may earn under our RSU and PSU awards are capped	Reduces possibility that extraordinary events or formulaic payments could distort incentives or over-emphasize short-term over long-term performance

Robust stock ownership guidelines	Helps ensure our executives’ economic interests are aligned with the long-term interests of our shareholders

Prohibition on derivative transactions	Helps ensure the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions

Use of independent compensation consultant that performs no other services for the Company	Helps ensure advice will not be influenced by conflicts of interest

The O&C Committee can exercise judgment in assessing the personal performance factor for our annual incentive awards to determine annual cash incentive compensation payments	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

2020 PROXY STATEMENT	47

EXECUTIVE COMPENSATION  •  Organization and Compensation Committee Report

Organization and Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above in this proxy statement with management. Based on this review and discussion, the Organization and Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2019.

David E. Roberts, Chairman

Ruby R. Chandy

Gayla J. Delly

John L. Garrison

48	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  Summary Compensation Table

Summary Compensation Table

The following table sets forth compensation information for 2019, 2018 and 2017 for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
R. Scott Rowe President and Chief Executive Officer	2019	1,133,000	—	6,188,041	(7)	—	1,018,340	323,757	18,728	8,681,868
	2018	1,126,654	—	5,944,049		—	1,250,832	227,180	153,754	8,702,469
	2017	825,000	20,000	5,505,319		2,000,000	590,040	103,547	35,732	9,079,638
Lee S. Eckert(1) Former Senior VP and Chief Financial Officer	2019	543,622	—	1,670,774	(8)	—	361,144	120,775	26,623	2,722,938
	2018	563,327	—	1,666,626		—	390,885	75,861	35,951	2,732,650
	2017	126,923	150,000	756,175		—	45,617	11,477	22,340	1,112,532
John E. (Jay) Roueche, III(2) Vice President, Treasurer And Investor Relations	2019	341,898	—	386,825	(9)	—	128,737	81,572	14,861	953,892

David J. Wilson President, Pumps Division	2019	471,895	—	806,447	(10)	—	285,338	97,351	29,272	1,690,303
	2018	459,087	—	1,118,009		—	281,524	61,781	160,802	2,081,203

Keith E. Gillespie Senior VP and Chief Sales Officer	2019	485,000	—	691,654	(11)	—	265,125	139,255	14,250	1,595,285
	2018	485,000	—	1,077,752		—	406,042	84,258	44,976	2,098,028
	2017	485,000	—	1,011,786		—	140,917	67,604	45,085	1,750,392
Elizabeth L. Burger Senior VP and Chief Human Resources Officer	2019	475,731	—	806,447	(12)	—	233,177	85,352	85,065	1,685,772
	2018	330,865	100,000	935,972		—	198,077	38,347	65,371	1,668,632

(1)	Mr. Eckert served as Chief Financial Officer through December 3, 2019.

(2)

Mr. Roueche was appointed as Interim Chief Financial Officer from December 3, 2019 through February 23, 2020, following which he returned to his former position as Vice President, Treasurer and Investor Relations.

(3)

Represents the grant date fair value of long-term equity incentive awards under the Company’s long-term incentive program computed in accordance with FASB ASC 718 “Compensation—Stock Compensation”, excluding the impact of forfeitures. The incentive awards are granted in the form of restricted stock units, which generally vest ratably over a three-year period, and contingent performance share units. The performance criteria for these awards are described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Contingent Performance Share Units” above. The reported value of the contingent performance awards is computed based on the grant date estimate of compensation cost to be recognized over the three-year period, which was 100%, or “target”. Payout for the contingent performance awards can range from 0 shares to a maximum of 200% of target. Assumptions used in the valuations are discussed in Note 7 to the Company’s audited consolidated financial statements for the year ended December 31, 2019 in the Annual Report.

(4)	The amounts in this column represent an annual cash incentive bonus under the Company’s Annual Incentive Plan for the applicable year.

(5)	There were no above-market or preferential earnings with respect to any deferred compensation balances.

2020 PROXY STATEMENT	49

EXECUTIVE COMPENSATION  •  Summary Compensation Table

(6)

For 2019, this column excludes the employer-paid portion of certain health and welfare benefits received by named executive officers that are available generally to all salaried U.S. employees, which includes medical, dental, vision and prescription insurance, and short-term and long-term disability insurance, but includes the employer-paid portion of these benefits for 2018 and 2017. The following table shows the components of this column for the Named Executive Officers for 2019, calculated at the aggregate incremental cost to the Company:

Name	Retirement Plan Contributions	Insurance Premiums(A)	Other		Total

R. Scott Rowe	$12,600	$2,268	$3,860	(B)	$18,728

Lee S. Eckert	12,600	1,929	12,094	(C)	26,623

John E. (Jay) Roueche, III	11,918	1,143	1,800	(D)	14,861

David J. Wilson	12,600	1,572	15,100	(E)	29,272

Keith E. Gillespie	12,600	1,650	—		14,250

Elizabeth L. Burger	12,600	1,055	71,410	(F)	85,065

(A)	Includes annual premiums for group term life insurance.

(B)	Includes $3,860 attributable to an annual physical exam.

(C)

Includes $1,200 attributable to an annual physical exam and $10,894 attributable to payments for accrued but unused vacation paid in connection with Mr. Eckert’s separation from the Company on December 3, 2019.

(D)	Includes $1,800 attributable to an annual physical exam.

(E)

Includes $4,852 attributable to an annual physical exam and $10,248 attributable to relocation expenses ($6,420 for relocation expenses and $3,828 for tax gross-up costs related to the relocation expenses).

(F)	Includes $71,410 attributable to relocation expenses ($38,241 for relocation expenses and $33,169 for tax gross-up costs related to the relocation expenses).

(7)

Calculated using a price per share of $44.41, the closing market price of the Company’s common stock as reported by the NYSE on February 28, 2019, the date of the grant. Includes 65,680 shares ($2,916,849) of restricted stock units and 65,680 contingent performance units ($3,271,192), which represents the target award. The contingent performance units include 32,480 shares with a TSR metric and fair value of $55.20 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 131,360 shares, or $6,542,384 at the date of grant.

(8)

Calculated using a price per share of $45.47, the closing market price of the Company’s common stock as reported by the NYSE on February 27, 2019, the date of the grant. Includes 17,320 shares ($787,540) of restricted stock units and 17,320 contingent performance units ($883,233), which represents the target award. The contingent performance units include 8,660 shares with a TSR metric and fair value of $56.52 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 34,640 shares, or $1,766,467 at the date of grant.

(9)

Calculated using a price per share of $45.47, the closing market prices of the Company’s common stock as reported by the NYSE on February 27, 2019, the date of the grants. Includes 4,010 shares ($182,335) of restricted stock units and 4,010 contingent performance units ($204,490), which represents the target award. The contingent performance units include 2,005 shares with a TSR metric and fair value of $56.52 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 8,020 shares, or $408,980 at the date of grant.

(10)

Calculated using a price per share of $45.47, the closing market price of the Company’s common stock as reported by the NYSE on February 27, 2019, the date of the grant. Includes 8,360 shares ($380,129) of restricted stock units and 8,360 contingent performance units ($426,318), which represents the target award. The contingent performance units include 4,180 shares with a TSR metric and fair value of $56.52 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 16,720 shares, or $852,636 at the date of grant.

(11)

Calculated using a price per share of $45.47, the closing market price of the Company’s common stock as reported by the NYSE on February 27, 2019, the date of the grant. Includes 7,170 shares ($326,020) of restricted stock units and 7,170 contingent performance units ($365,634), which represents the target award. The contingent performance units include 3,585 shares with a TSR metric and fair value of $56.52 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 14,340 shares, or $731,268 at the date of grant.

(12)

Calculated using a price per share of $45.47, the closing market price of the Company’s common stock as reported by the NYSE on February 27, 2019, the date of the grant. Includes 8,360 shares ($380,129) of restricted stock units and 8,360 contingent performance units ($426,318), which represents the target award. The contingent performance units include 4,180 shares with a TSR metric and fair value of $56.52 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 16,720 shares, or $852,636 at the date of grant.

50	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  2019 Grants of Plan-Based Awards

2019 Grants of Plan-Based Awards

The following table sets forth certain information with respect to 2019 plan-based awards granted to the Named Executive Officers for the year ended December 31, 2019.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

R. Scott Rowe		679,800	1,359,600	2,719,200	—	—	—	—		—
	2/28/2019	—	—	—	16,420	32,840	65,680	—		1,458,424	(4)
	2/28/2019	—	—	—	16,420	32,840	65,680			1,812,768	(4)
	2/28/2019	—	—	—	—	—	—	65,680	(5)	2,916,849

Lee S. Eckert		212,438	424,875	849,750	—	—	—	—		—
	2/27/2019	—	—	—	4,330	8,660	17,320	—		393,770	(4)
	2/27/2019	—	—	—	4,330	8,660	17,320	—		489,463	(4)
	2/27/2019	—	—	—	—	—	—	17,320	(5)	787,540

John E. (Jay) Roueche		85,939	171,879	343,757	—	—	—	—		—
	2/27/2019				1,003	2,005	4,010			91,167	(4)
	2/27/2019				1,003	2,005	4,010			113,323	(4)
	2/27/2019							4,010	(5)	182,335

David J. Wilson		154,404	308,807	617,615	—	—	—	—		—
	2/27/2019	—	—	—	2,090	4,180	8,360	—		190,065	(4)
	2/27/2019	—	—	—	2,090	4,180	8,360	—		236,253	(4)
	2/27/2019	—	—	—	—	—	—	8,360	(5)	380,129

Keith E. Gillespie		157,625	315,250	630,500	—	—	—	—		—
	2/27/2019	—	—	—	1,793	3,595	7,170	—		163,010	(4)
	2/27/2019	—	—	—	1,793	3,595	7,170	—		202,624	(4)
	2/27/2019	—	—	—	—	—	—	7,170	(5)	326,020

Elizabeth L. Burger		155,659	311,318	622,635	—	—	—	—
	2/27/2019	—	—	—	2,090	4,180	8,360	—		190,065	(4)
	2/27/2019	—	—	—	2,090	4,180	8,360	—		236,253	(4)
	2/27/2019	—	—	—	—	—	—	8,360	(5)	380,129

(1)

The number of shares listed represents long-term equity incentive awards in the form of PSUs under the Company’s long-term incentive program. The performance criteria for these awards are discussed in “Elements of the Executive Compensation Program” beginning on page 34.

(2)	These amounts represent the fair value, as determined under FASB ASC Topic 718, of the stock awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)

Under the Annual Incentive Plan, the primary performance measures are internally defined metrics based on operating income, sales/bookings, primary working capital and on-time delivery. Actual amounts payable under the Annual Incentive Plan, if payable, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target and can be further increased or decreased based on individual performance. These amounts represent amounts payable if the Named Executive Officer is employed for the full calendar year. Any Named Executive Officers who were not employed for the full calendar year were eligible for a pro-rated amount based on their time of employment. Actual payout for 2019 was 74.9% of the target amount for all Named Executive Officers other than Mr. Wilson, Mr. Gillespie and Mr. Eckert. For Mr. Wilson the actual payout for 2019 was 92.4% of the target amount. For Mr. Gillespie the actual payout for 2019 was 84.1% of the target amount. Mr. Eckert received a payout for 2019 pursuant to the terms of his Separation Agreement as described below under the heading “—Mr. Eckert’s Separation Agreement”.

(4)

Represents the fair value on the date of grant, as described in footnote (2), of the “target” award for the contingent performance shares. During the performance period, as described in footnote (1), earned and unearned compensation expense is adjusted based on changes in the expected achievement of the performance targets. As of December 31, 2019, the Company estimated vesting of, and therefore expensed, this award at 100% of the “target” award based on expected achievement of performance targets.

(5)	The amounts shown reflect the numbers of shares of RSUs granted to each Named Executive Officer pursuant to the Flowserve Corporation Equity and Incentive Compensation Plan.

2020 PROXY STATEMENT	51

EXECUTIVE COMPENSATION  •  Outstanding Equity Awards at Year-End 2019

Outstanding Equity Awards at Year-End 2019

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2019 with respect to the Named Executive Officers.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
R. Scott Rowe	114,943	(2)	48.63	5/4/2027	131,465	(3)	6,543,001	—		—
	—		—	—	—		—	58,735	(4)	5,846,515
	—		—	—	—		—	67,938	(5)	6,762,505
	—		—	—	—		—	66,470	(6)	6,616,430
Lee S. Eckert	—		—	—	—		—	—		—
John E. (Jay) Roueche	—		—	—	11,617	(7)	578,154	—		—
	—		—	—	—		—	3,373	(4)	335,776
	—		—	—	—		—	4,025	(5)	400,686
	—		—	—	—		—	4,058	(6)	403,957
David J. Wilson	—		—	—	34,998	(8)	1,741,840	—		—
	—		—	—	—		—	8,648	(5)	860,814
	—		—	—	—		—	8,737	(9)	869,634
	—		—	—	—		—	8,461	(6)	842,164
Keith E. Gillespie	—		—	—	18,670	(10)	929,229	—		—
	—		—	—	—		—	10,276	(4)	1,022,827
	—		—	—	—		—	11,984	(5)	1,192,840
	—		—	—	—		—	7,256	(6)	722,288
Elizabeth L. Burger	—		—	—	15,567	(11)	774,787	—		—
	—		—	—	—		—	8,610	(5)	857,055
	—		—	—	—		—	8,461	(6)	842,164

(1)

Calculated using a price per share of $49.77 the closing market price of the Company’s common stock as reported by the NYSE on December 31, 2019, the end of the Company’s last completed fiscal year. The restricted share unit and contingent performance share unit amounts include regularly declared dividends accrued on the “target” award, which will vest only to the same extent as the underlying award, if at all. Concerning all contingent performance awards, the amounts of units used in calculating the payout values assumes the maximum level of performance target achievement, which would result in the target unit amounts presented in the table vesting at 200%.

(2)	All stock options vest on April 1, 2020.

(3)

22,242 RSUs vested on February 28, 2020, 22,732 RSUs vested on March 1, 2020; and 19,703 RSUs vested on April 1, 2020, in each case including accrued dividend equivalents. Mr. Rowe’s remaining RSUs vest as follows: 22,646 shares of RSUs on March 1, 2021; 22,157 RSUs on February 28, 2021; and 22,156 RSUs on February 28, 2022.

(4)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2017 plan are based on: 1) three-year average ROIC performance relative to the three-year average of WACC and compared to that of the PPG and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2019, the Company estimated 3.4% vesting of the ROIC award and no vesting of the TSR award and therefore recognized expense as required by US GAAP.

(5)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2018 plan are based on: 1) ROIC improvement goals which closely correlate to the compounded annual share price growth rate of the S&P Industrial Machinery Index over a 10-year period and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2019, the Company estimated vesting of 167% and 100%, respectively, and therefore expensed these awards at the same percentage of the target shares presented for ROIC and TSR, respectively, based on achievement of performance target.

52	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  Outstanding Equity Awards at Year-End 2019

(6)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2019 plan are based on: 1) ROIC improvement goals compared to the Company’s long-term ROIC targets and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2019, the Company estimated vesting of 100% and therefore expensed, these awards at 100% of the target shares presented based on expected achievement of performance target.

(7)

1,129 RSUs vested on February 1, 2020, 1,347 RSUs vested on February 28, 2020 and 1,358 RSUs vested on February 27, 2020, in each case including accrued dividend equivalents. Mr. Roueche’s remaining RSUs vest as follows: 869 RSUs on June 17, 2020; 2,882 RSUs on July 23, 2020; 1,341 RSUs on February 28, 2021; 1,353 RSUs on February 27, 2021 and 1,353 RSUs on February 27, 2022.

(8)

2,893 RSUs vested on February 28, 2020 and 2,831 RSUs vested on February 27, 2020, in each case including accrued dividend equivalents. Mr. Wilson’s remaining RSUs vest as follows: 20,773 RSUs cliff vest on September 11, 2020; 2,820 RSUs on February 27, 2021; 2,882 RSUs on February 28, 2021; and 2,820 RSUs on February 27, 2022.

(9)

These shares represent a two-year cliff equity incentive award in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The target performance for this award are is based on 2019 and 2020 Flowserve Operating Income (“OI”), Flowserve Pump Division (“FPD”) OI and FPD Revenue, weighted 50% for Flowserve OI and 25% each for each of FPD OI and FPD Revenue.

(10)

3,439 RSUs vested on February 1, 2020, 4,010 RSUs vested on February 28, 2020 and 2,428 RSUs vested on February 27, 2020, in each case including accrued dividend equivalents. Mr. Gillespie’s remaining RSUs vest as follows: 3,994 RSUs on February 28, 2021; 2,419 RSUs on February 27, 2021 and 2,418 RSUs on February 27, 2022.

(11)

2,881 RSUs vested on February 28, 2020 and 2,831 RSUs vested on February 27, 2020, in each case including accrued dividend equivalents. Ms. Burger’s remaining RSUs vest as follows: 684 RSUs on April 16, 2020; 2,870 RSUs on February 28, 2021; 2,820 RSUs vested on February 27, 2021; 683 RSUs on April 16, 2021; and 2,820 RSUs on February 27, 2022.

2019 Option Exercises and Stock Vested

The following table sets forth certain information with respect to restricted stock unit vesting during the fiscal year ended December 31, 2019 with respect to the Named Executive Officers. No Named Executive Officers exercised any stock options during 2019.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
R. Scott Rowe	41,765	1,907,731
Lee S. Eckert	6,104	271,079
John E. (Jay) Roueche, III	5,037	226,071
David J. Wilson	2,849	126,524
Keith E. Gillespie	12,615	557,305
Elizabeth L. Burger	3,514	159,243

(1)	The number of shares reported includes shares that were surrendered during the fiscal year ended December 31, 2019 to pay for taxes upon the vesting of restricted stock units.

2020 PROXY STATEMENT	53

EXECUTIVE COMPENSATION  •  2019 Pension Benefits

2019 Pension Benefits

The following table sets forth certain information as of December 31, 2019 with respect to potential payments under our pension plans for each Named Executive Officer. Please refer to “—Elements of the Executive Compensation Program—Flowserve Corporation Pension Plans” above for a narrative description of the material factors necessary to an understanding of our pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. Scott Rowe	Qualified—Cash Balance(1)	2.8	53,974	—
	Non-Qualified—SMRP	2.8	342,373	—
	Non-Qualified—SERP	2.8	258,107	—
Lee S. Eckert	Qualified—Cash Balance(1)	2.2	40,825	—
	Non-Qualified—SMRP	2.2	80,932	—
	Non-Qualified—SERP	2.2	86,356	—
John E. (Jay) Roueche, III	Qualified—Cash Balance(1)	7.2	144,238	—
	Non-Qualified—SMRP	7.2	95,192	—
	Non-Qualified—SERP	7.2	165,975	—
David J. Wilson	Qualified—Cash Balance(1)	2.3	42,024	—
	Non-Qualified—SMRP	2.3	57,544	—
	Non-Qualified—SERP	2.3	72,553	—
Keith E. Gillespie	Qualified—Cash Balance(1)	4.7	96,570	—
	Non-Qualified—SMRP	4.7	139,235	—
	Non-Qualified—SERP	4.7	154,220	—
Elizabeth L. Burger	Qualified—Cash Balance(1)	1.7	35,280	—
	Non-Qualified—SMRP	1.7	36,637	—
	Non-Qualified—SERP	1.7	51,781	—

(1)

The Company sponsors cash balance designed pension plans for eligible employees. Each executive accumulates a notional amount derived from the plan provisions; each Named Executive Officer’s account balances as of December 31, 2019 are presented above. We believe that this is the best estimate of the present value of accumulated benefits.

54	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION  •  2019 Pension Benefits

Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the Named Executive Officers who were employed as of December 31, 2019, assuming the executive’s employment had terminated on December 31, 2019 under the scenarios outlined below. The payments and benefits that Mr. Eckert actually received in connection with his separation on December 3, 2019 are summarized below under the heading “—Mr. Eckert’s Separation Agreement”.

For the events of termination involving a change in control, we assumed that the change in control also occurred on December 31, 2019. In addition to the payments set forth in the following tables, the Named Executive Officers may receive certain payments upon their termination or a change in control pursuant to our Flowserve Corporation Deferred Compensation Plan, Qualified Plan, SERP and SMRP. Previously vested amounts and contributions made to such plans by each Named Executive Officer are disclosed in the “2019 Pension Benefits” table.

Triggering Event	Compensation Component	Payout($)
		R. Scott Rowe		Jay Roueche		Keith E. Gillespie	Elizabeth Burger	David J. Wilson
Death	Life Insurance (1.5x base salary; third party payment, max $1.5)	1,500,000		515,636		727,500	718,425	712,632
	Immediate vesting of outstanding equity awards(1)(2)	13,363,503		980,476		1,886,793	1,624,396	2,593,329
	Total	14,863,503		1,496,112		2,614,293	2,342,821	3,305,961
Disability	Short-term and long-term disability benefit to age 65 (third party payment)	4,328,190		3,141,856		2,820,530	3,987,063	3,543,957
	Immediate vesting of outstanding equity awards(1)(3)	13,363,503		980,476		1,886,793	1,624,396	2,593,329
	Total	17,691,693		4,122,332		4,707,322	5,611,459	6,137,286
Retirement	Vesting of outstanding equity awards	—		—		—	—	—
	Total	—		—		—	—	—
Termination Without Cause by the Company Not in Connection with Change in Control	Termination payment (2x base salary)	2,266,000		687,514		970,000	957,900	950,176
	Target annual incentive award	1,155,660		146,097		315,250	264,620	216,165
	Vesting of outstanding equity	4,034,926	(3)	—		—	—	1,033,851
	Cash payment in lieu of vesting of RSU	2,229,814		190,049		489,659	140,361	283,814
	Total	9,686,400		1,023,660		1,774,909	1,362,881	2,484,007
Change in Control—Termination Without Cause by the Company or Constructive Termination	Termination payment (base salary times applicable multiplier)	3,399,000		515,636	(4)	970,000	957,900	950,176
	Termination payment (target annual incentive award times applicable multiplier)	4,078,800		219,145		630,500	529,240	432,330
	Immediate vesting of outstanding equity awards	13,363,503		980,476		1,886,793	1,624,396	2,593,329
	Supplemental pension benefit	1,107,760		276,452		412,668	329,579	217,596
	Health & welfare benefit	90,068		33,101		48,043	46,520	44,647
	Excise Tax and gross-up payment	—		—		—	—	—
	Total	22,039,131		2,024,809		3,948,003	3,487,635	4,238,078

(1)	Only applies to equity awards issued under the Long-term Incentive Plan except for sign-on stock options for Scott Rowe.

(2)	Pursuant to Mr. Rowe’s employment offer letter with the Company.
(3)

For restricted stock units and contingent performance units, these amounts are calculated assuming that the market price per share of the Company’s common stock on the date of event was equal to the closing price of the Company’s common stock on December 31, 2019

2020 PROXY STATEMENT	55

EXECUTIVE COMPENSATION  •  2019 Pension Benefits

($49.77). For Mr. Rowe’s sign-on stock options, these amounts are calculated using the Black Scholes model and a price per share of $48.63, the closing market price of the Company’s common stock as reported by the NYSE on May 4, 2017, the date of the grant, which delivers a fair value of $17.40.

(4)	The termination payment for Mr. Roueche is 1.5x base salary.

Mr. Eckert’s Separation Agreement

In connection with Mr. Eckert’s departure, the Company and Mr. Eckert entered into a separation agreement on December 19, 2019. Under the terms of the separation agreement, in consideration of his ongoing cooperation and assistance in an orderly transition of the duties of the financial officer role and his release of claims against the Company, Mr. Eckert received the following severance benefits under the Executive Officer Severance Plan for termination without cause: (i) $1,133,000, representing 24 months of base salary continuation, (ii) $361,144, representing a cash payment of his applicable target bonus under the AIP and (iii) $598,220, representing a cash payment in lieu of the vesting of RSUs that would have otherwise vested within 90 days following Mr. Eckert’s separation date.

CEO PAY RATIO FOR FISCAL YEAR 2019

Pay Ratio

Our CEO to median-compensated employee pay ratio has been calculated in accordance with the applicable rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Mr. Rowe had 2019 total compensation of $8,709,622, which reflects the total compensation reported in the “Summary Compensation Table” in this proxy statement, plus the employer-paid portion of health, vision and dental benefits and disability insurance premiums available to U.S. employees. Our median employee’s annual total compensation for 2019 was $64,075, calculated using the same methodology as used in the calculation of the compensation of the Named Executive Officers under the “Summary Compensation Table,” except that such calculation also includes the employer-paid portion of disability insurance premiums, and health, vision and dental benefits available to employees, as applicable. As a result, the annual total compensation for our CEO in 2019 was approximately 136 times that of our median employee’s annual total compensation.

Identification of Median Employee

For purposes of calculating the 2019 pay ratio, the Company examined the 2019 total target cash compensation for all employees who were employed by the Company or its consolidated subsidiaries on October 1, 2019, excluding our CEO, and selected a new median employee for purposes of calculating its 2019 pay ratio.

Total target cash compensation was calculated by totaling an employee’s annual base salary and target incentive compensation. We did not make any assumptions, adjustments, or estimates with respect to total target cash compensation. We used total target cash compensation and excluded annual equity awards for our calculations because we do not widely distribute annual equity awards to employees.

Annual Total Compensation

After identifying the median employee based on total target cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” in this proxy statement, except that for purposes of determining our CEO to median compensation employee pay ratio, we included the employer-paid portion of health, vision and dental benefits and disability insurance premiums.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

56	2020 PROXY STATEMENT

PROPOSAL TWO

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At each Annual Meeting, the Board provides shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, pursuant to Schedule 14A of the Securities Exchange Act. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers. Our next Say on Pay vote following the 2020 annual meeting will be held at our 2021 Annual Meeting of Shareholders provided our Board does not change our annual say on pay voting frequency.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the O&C Committee or Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it overrule any decisions the Board has made. Nonetheless, the O&C Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of attracting and retaining key leaders, rewarding current performance, driving future performance and aligning the long-term interests of our executives with those of our shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

The Board believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the Flowserve Corporation shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the section of this Proxy Statement entitled ‘Executive Compensation’.”

✓	The Board recommends that you vote “FOR” the approval of this advisory vote on Executive Compensation.

2020 PROXY STATEMENT	57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy. The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the CG&N Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the CG&N Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the CG&N Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full CG&N Committee for its review in connection with each regularly scheduled CG&N Committee meeting.

The CG&N Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and the Company’s director independence standards; and

•

charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

Related Party Transactions in 2019. The CG&N Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in 2019.

58	2020 PROXY STATEMENT

SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

The following table sets forth as of March 16, 2020 ownership of Company common stock by director nominees, members of the Board, each executive officer individually and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership(1)		Total		Percent of class
Directors
Sujeet Chand	1,000		1,684	(2)	*
Ruby R. Chandy	2,574		10,661	(3)	*
Gayla J. Delly	2,568		48,549	(4)	*
Roger L. Fix	14,680		58,136	(5)	*
John R. Friedery	8,036		51,161	(6)	*
John L. Garrison	—		5,745	(7)	*
Joe E. Harlan	—		42,637	(7)	*
Michael C. McMurray	—		2,568	(7)	*
Rick J. Mills	—		61,905	(7)	*
David E. Roberts	—		32,254	(7)	*
R. Scott Rowe	244,236	(8)	244,236		*
Executive Officers
Elizabeth L. Burger	7,530	(9)	7,530		*
Sanjay K. Chowbey	850		850		*
Keith E. Gillespie	49,293	(10)	49,293		*
Lanesha T. Minnix	2,984		2,984		*
Amy B. Schwetz(11)	—		—		*
David J. Wilson	6,348		6,348		*
Kirk R. Wilson	38,679	(12)	38,679		*
All members of the Board and executive officers as a group (18 individuals)	378,778	(13)	665,220	(14)	*

*	Less than 1%.

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. For each person or group, also includes any securities that person or group has the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans.

(2)	Includes 684 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Chand does not possess any voting or investment power over these deferred shares.

(3)	Includes 8,087 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Ms. Chandy does not possess any voting or investment power over these deferred shares.

(4)	Includes 45,981 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Ms. Delly does not possess any voting or investment power over these deferred shares.

(5)	Includes 43,456 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Fix does not possess any voting or investment power over these deferred shares.

(6)

Includes 43,125 shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Friedery does not possess any voting or investment power over these deferred shares.

2020 PROXY STATEMENT	59

SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

(7)	Represents shares that have been deferred under the director stock deferral plan and/or a Company stock plan. The holder does not possess any voting or investment power over these deferred shares.

(8)

Includes 114,943 shares of common stock that Mr. Rowe has the right to acquire within 60 days pursuant to the exercise of stock options, 15,242 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that Mr. Rowe has the right to acquire within 60 days pursuant to contingent performance share units and 19,703 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that Mr. Rowe has the right to acquire within 60 days pursuant to restricted stock units.

(9)

Includes 686 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that Ms. Burger has the right to acquire within 60 days pursuant to restricted stock units.

(10)

Includes 2,667 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that Mr. Gillespie has the right to acquire within 60 days pursuant to contingent performance share units.

(11)	Ms. Schwetz was appointed Senior Vice President, Chief Financial Officer effective as of February 24, 2020.

(12)

Includes 1,651 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that Mr. Wilson has the right to acquire within 60 days pursuant to contingent performance share units.

(13)

Includes 20,389 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that members of this group have the right to acquire within 60 days pursuant to restricted stock units, 19,560 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that members of this group have the right to acquire within 60 days pursuant to contingent performance share units and 114,943 shares of common stock that members of this group have the right to acquire within 60 days pursuant to the exercise of stock options, in each case under certain Company stock incentive plans.

(14)

Includes 20,389 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that members of this group have the right to acquire within 60 days pursuant to restricted stock units, 19,560 shares of common stock (including dividend equivalent units that have accrued between the date of grant and March 16, 2019) that members of this group have the right to acquire within 60 days pursuant to contingent performance share units and 114,943 shares of common stock that members of this group have the right to acquire within 60 days pursuant to the exercise of stock options, in each case under certain Company stock incentive plans. Also includes 286,442 shares that have been deferred under various Company plans for which no member of the group possesses voting or investment power.

60	2020 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders reported to the SEC that they beneficially own more than 5% of the Company’s outstanding common stock. The information is presented as of March 16, 2020 and is based on stock ownership reports on Schedule 13G filed with the SEC and subsequently provided to us. We know of no other shareholder holding 5% or more of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class

EdgePoint Investment Group Inc. 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9, Canada	17,576,726	(2)	13.4%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	14,049,704	(3)	10.7%

Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	13,323,000	(4)	10.2%

First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	12,116,082	(5)	9.3%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,954,345	(6)	6.8%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)

Based on a Schedule 13G/A filed with the SEC on March 17, 2020. The filing indicates sole voting power for 17,576,726 shares, shared voting power for 0 shares, sole dispositive power for 17,550,570 shares and shared dispositive power for 0 shares.

(3)

Based on a Schedule 13G/A filed with the SEC on February 12, 2020. The filing indicates sole voting power for 190,092 shares, shared voting power for 35,023 shares, sole dispositive power for 13,829,997 shares and shared dispositive power for 219,707 shares.

(4)

Based on a Schedule 13G/A filed with the SEC on February 11, 2020. The filing indicates sole voting power for 13,315,365 shares, shared voting power for 0 shares, sole dispositive power for 13,323,000 shares and shared dispositive power for 0 shares. Invesco Advisers, Inc. is a subsidiary of Invesco Ltd., and it advises the Invesco Diversified Dividend Fund, which owns 5.82% of the reported shares.

(5)

Based on a Schedule 13G/A filed with the SEC on February 10, 2020. The filing indicates sole voting power for 11,314,269 shares, shared voting power for 0 shares, sole dispositive power for 12,116,082 shares and shared dispositive power for 0 shares. First Eagle Investment Management, LLC is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various clients. The First Eagle Global Fund, a registered investment company for which First Eagle Management, LLC acts as investment adviser, may be deemed to beneficially own 8,382,216 of the reported shares.

(6)

Based on a Schedule 13G/A filed with the SEC on February 5, 2020. The filing indicates sole voting power for 7,700,389 shares, shared voting power for 0 shares, sole dispositive power for 8,954,345 shares and shared dispositive power for 0 shares.

2020 PROXY STATEMENT	61

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information about our common stock that may be issued upon the exercise of options granted under the Flowserve Corporation 2010 Equity and Incentive Compensation Plan (the “2010 Plan”).

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(2)

Equity compensation plans approved by securities holders	114,943	48.63	1,611,332
Equity compensation plans not approved by securities holders	—	—	—

TOTAL	—	—	—

(1)	These amounts represent the weighted average exercise price for the total number of outstanding options.

(2)

The shares of common stock reflected in this column include shares available for issuance under the 2010 Plan. This column does not reflect shares that were the subject of outstanding awards under the 2010 Plan at December 31, 2019. Effective January 1, 2020, our 2010 Plan was replaced by the Flowserve 2020 Long-Term Incentive Plan, which authorized an additional 12,500,000 for issuance in addition to the 1,611,332 shares the remained available for issuance under our 2010 Plan at December 31, 2019.

62	2020 PROXY STATEMENT

DELINQUENT SECTION 16(a) REPORTS

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of such reports filed with the SEC and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than ten-percent beneficial owners timely complied with their Section 16(a) filing requirements during 2019, except that due to a technical error one Form 4 for John Lenander, our former President, FCD, reporting the sale of common stock, was inadvertently filed one day late.

2020 PROXY STATEMENT	63

PROPOSAL THREE

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT AUDITOR FOR 2020

The Audit Committee has approved PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2020.

We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although shareholder ratification is not required by our By-laws or otherwise, the Board is submitting this proposal for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm, though the Company may nonetheless determine to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

✓	The Board recommends that you vote “FOR” the ratification of appointment of PricewaterhouseCoopers to serve as our independent auditor for 2020.

64	2020 PROXY STATEMENT

OTHER AUDIT INFORMATION

OTHER AUDIT INFORMATION

Relationship with Independent Registered Public Accounting Firm

PwC has served as the Company’s independent registered public accounting firm since 2000. In this role, PwC audits the financial statements of the Company. Representatives from PwC are expected to be present at the Annual Meeting and available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they desire to do so.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value added taxes) for professional services incurred by the Company for the audits of its 2019 and 2018 financial statements and other fees billed to the Company by PwC in 2019 and 2018. In general, the Company retains PwC for services that are logically related to or natural extensions of services performed by independent auditors.

	2019	2018
Audit Fees(1)	$7,622,000	$8,693,000
Audit-Related Fees(2)	59,000	46,000
Total Audit Related Fees	7,651,000	8,739,000
Tax Compliance	295,000	277,000
Tax Consulting/Advisory	250,000	114,000
Total Tax Fees(3)	545,000	391,000
All Other Fees(4)	61,000	59,000
TOTAL FEES(5)	$8,287,000	$9,189,000

(1)

Fees for the years ended December 31, 2019 and 2018 consist of the audit of the Company’s consolidated financial statements, including effectiveness of internal controls over financial reporting, reviews of the Company’s quarterly financial statements, and subsidiary statutory audits.

(2)	Audit-related fees consist of attestation services and review of supplementary filings.

(3)	Tax fees consist of compliance, consulting and transfer pricing services.

(4)	All other fees consist of accounting research and disclosure software licenses, and agreed upon procedures related to a pension audit.

(5)	2018 Total Fees includes $464,700 of fees related to the 2017 audit that were billed, approved and paid in 2018.

The Audit Committee pre-approved all of the audit and non-audit fees described above for the years ended December 31, 2019 and December 31, 2018 in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm prior to their engagement. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed. The Audit Committee also approves the internal audit plan for the Company.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

2020 PROXY STATEMENT	65

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is comprised of five independent directors: Michael C. McMurray (Chairman), Sujeet Chand, John R. Friedery, Joe E. Harlan and Rick J. Mills. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met 8 times in 2019 and discussed matters, explained in more detail below, with the independent auditors, internal auditors and members of management.

Roles and Responsibilities. Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and issuing a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to proactively monitor and oversee this process, including the engagement of the independent auditors, the pre-approval of their annual audit plan and the review of their annual audit report. In addition, the Audit Committee reviews, monitors and evaluates how the Company and management implement new GAAP standards and use non-GAAP measures.

Committee Oversight of Financial Statements. In this context, the Audit Committee has met and held detailed discussions with management on the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with PwC, both with and without management present, and has relied upon their reported opinion on these financial statements.

Required Communications with PwC. The Audit Committee further discussed with PwC matters required to be discussed by standards, including applicable Public Company Accounting Oversight Board (“PCAOB”) standards, and critical audit matters. In addition, the Audit Committee received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning its independence, and has discussed with PwC its independence from the Company and its management.

Recommendation. Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report filed with the SEC.

Michael C. McMurray, Chairman

Sujeet Chand

John R. Friedery

Joe E. Harlan

Rick J. Mills

66	2020 PROXY STATEMENT

PROPOSAL FOUR

PROPOSAL FOUR:

AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDER ACTION BY LESS THAN UNANIMOUS WRITTEN CONSENT

The Board is submitting for shareholder approval a proposal to amend our Restated Certificate of Incorporation (the “Certificate”) to allow shareholders to act by less than unanimous written consent subject to certain procedural safeguards intended to protect the best interests of the Company and all of our shareholders. Under New York Law and our current Certificate, shareholder action may only be taken at a meeting or by unanimous written consent.

Background

In connection with our 2019 annual meeting, we received a non-binding shareholder proposal requesting that the Board take the steps necessary to allow shareholders to act by written consent. Of the votes cast, approximately 50.6% supported the proposal (representing approximately 44.4% of our outstanding shares of common stock). Our shareholders voted on and rejected similar proposals at our 2013, 2015 and 2018 annual meetings.

At prior annual meetings, including at the 2019 annual meeting, the Board recommended voting against these shareholder proposals because we already provide shareholders with the right to act between annual meetings through the power to call a special meeting. In addition, the Board had concerns regarding the potential abuse of a right to act by written consent, since such a right could lead to significant actions being approved without giving all shareholders adequate notice and the opportunity to express their views at an open shareholder meeting. The Board remains concerned about the disruptive effect a consent solicitation could have on the Board’s and shareholders’ ability to thoroughly consider significant corporate actions and possible alternatives.

Shareholder Engagement and Feedback

Consistent with our commitment to soliciting and considering feedback from shareholders, as part of our ongoing engagement efforts, we solicited specific feedback from our shareholders related to the 2019 written consent proposal and how we could amend our Certificate to allow shareholders to act by written consent in a way that protects and is in the best interest of all shareholders. We contacted shareholders representing approximately 80% of our shares outstanding, and we were able to engage with holders of a majority of our outstanding shares.

Many of these shareholders expressed the view that the right to act by written consent was unnecessary in light of our existing shareholder rights, including the right to call special meetings, for which some expressed a preference. Nevertheless, they encouraged us to be responsive to the majority-supported shareholder proposal by adopting a written consent right. Nearly all the shareholders expressed concerns that the written consent process could be subject to abuse absent adequate procedural safeguards, or were otherwise supportive of the Board using its discretion to implement safeguards in line with the procedural safeguards currently applicable to call a special meeting in order to prevent abuse while also making the right usable under the appropriate circumstances.

Proposed Written Consent Right

After careful consideration of the feedback from our shareholders, as well as a review of market practice and the procedural safeguards adopted by other companies with respect to written consent rights, the Board is proposing the amendment to our Certificate attached as Appendix A (the “Amendment”). This Amendment would permit shareholder action by less than unanimous written consent subject to certain safeguards designed to address concerns that the written consent process could be abused. The Board believes such safeguards are in the best interests of the Company and its shareholders. The safeguards, which ensure fairness and transparency in the process for all of our shareholders, include the following:

•

To ensure that shareholders who have limited support for the action being proposed do not cause the Company to suffer disruption or incur unnecessary expense caused by a written consent solicitation, the proposed Amendment requires holders of at least 25% of our outstanding shares of common stock

2020 PROXY STATEMENT	67

PROPOSAL FOUR

(provided that such shares represent a net long position (as defined in our Certificate) that have been held continuously for one year prior to the request) to request that the Board set a record date to determine the shareholders entitled to act by written consent. This is the same ownership threshold as is required for our shareholders to call a special meeting. The Board believes that the threshold for setting a record date to act by written consent and calling a special meeting should be the same so there is no advantage for proceeding in one way versus the other. The Board also believes that the 25% threshold strikes a balance between the ability of shareholders to initiate shareholder actions between shareholder meetings and the risk that a lower threshold would subject shareholders to numerous self-interested actions that are only relevant to a small number of shareholders. In the course of our engagement with shareholders concerning written consent, several of our shareholders expressed support for implementing procedural safeguards in line with the procedural safeguards currently applicable to call a special meeting, which includes an ownership threshold of 25%.

•

To protect against shareholder disenfranchisement, consents must be solicited from all shareholders, giving each shareholder the right to consider and act on a proposal. This protection would eliminate the possibility that a small group of shareholders could act without a public and transparent discussion of the merits of any proposed action and without input from all of our shareholders.

•

To provide transparency, shareholders requesting action by written consent must provide the Company with approximately the same information currently required of any Company shareholder seeking to nominate directors or propose action at a meeting.

•

To provide the Board with a reasonable timeframe to properly evaluate and respond to a shareholder request, the proposed Amendment requires that the Board must act, with respect to a valid request, to set a record date by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery by the shareholder of all information required by the Company to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent. The record date must be no more than 10 days after the Board’s action to set a record date. Should the Board fail to set a record date by the required date, the record date is the date the first signed shareholder written consent is delivered to the Company; provided that, if prior action by the Board is required under the provisions of New York law, the record date shall be the date on which the Board adopts the resolution taking such prior action.

•

To ensure that shareholders have sufficient time to consider the proposal, as well as to provide the Board the opportunity to present its views regarding the proposed action, the dating and delivery of consents cannot begin until 60 days after the valid delivery of a request to set a record date.

•

To avoid an unduly protracted campaign that would disrupt the Company, in order for an action to be effective, consents signed by a sufficient number of shareholders must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company and no later than 120 days after the record date.

•	To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process would not be available in a limited number of circumstances, including:

•	for matters that are not a proper subject for shareholder action under applicable law,

•

if the request to set a record date is received by the Company during the period beginning 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting,

•

If an identical or substantially similar item, other than the election or removal of directors, was presented at a meeting of shareholders held not more than 12 months before the request for a record date is received by the Company,

•

If an identical or substantially similar item consisting of the election or removal of directors was presented at a meeting of shareholders held not more than 90 days before the request for a record date was received by the Company,

•

If an identical or substantially similar item is included in the Company’s notice of meeting for a meeting that has been called but not yet held or that is called to be held within 90 days after the request for a record date is received by the Company, or

•	If the record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

The summary of the proposed Amendment is qualified in its entirety by reference to the text of the proposed Amendment attached as Appendix A.

68	2020 PROXY STATEMENT

PROPOSAL FOUR

Required Vote and Recommendation

Pursuant to New York law, approval of this proposal will require the affirmative vote of a majority of all outstanding shares of common stock entitled to vote on this proposal. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have the same effect as a vote “against” the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal and will therefore have the same effect as a vote “against” the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise on the proxy.

If this proposal is approved by the Company’s shareholders, we will restate the Certificate to incorporate the approved amendment as set forth in Appendix A. Additionally, if this proposal is approved by the Company’s shareholders, the Board intends to make corresponding amendments to our By-Laws.

✓	The Board recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation of Flowserve Corporation.

2020 PROXY STATEMENT	69

PROPOSAL FIVE

PROPOSAL FIVE:

SHAREHOLDER PROPOSAL ON ADVISORY VOTE FOR AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

A shareholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the shareholder and the number of shares owned upon request directed to the Corporate Secretary. The Company is not responsible for the content of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal.

Shareholder Resolution

Proposal 5 – Let Shareholders Vote on Bylaw Amendments

Shareholders request that the Board of Directors amend the bylaws to require that any material amendment to the governing documents of the company, including the bylaws and the articles of incorporation, that is approved by the board, shall be subject to a non—binding shareholder vote as soon as practical unless such amendment is already subject to a shareholder vote. The Board of Directors would have the discretion to determine which amendments are material.

It is important that bylaw amendments take into consideration the impact that such amendments can have on limiting the rights of shareholders and/or on reducing the accountability of directors and managers. For example, Directors could adopt a narrowly crafted exclusive forum bylaw to suit the unique circumstances facing our directors.

A proxy advisor recently adopted a policy to vote against directors who unilaterally adopt bylaw provisions or amendments to the articles of incorporation that materially diminish shareholder rights.

The time is right to improve the governance of the company. In the year leading up to the due date for this proposal our stock price slipped from $60 to $49 in a bull market. This proposal seeks to improve the governance of Flowserve like the 2019 proposal for a shareholder right to act by written consent which won 51% support in spite of management opposition.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

The 2019 Flowserve proxy hyped the “Company’s Commitment to Shareholder Engagement.” This seems to be a flawed commitment because such engagement apparently did not foresee the 51%-vote for written consent and also did not foresee that Flowserve executive pay would be rejected by 19% of shares when a 5% rejection is normal for a well performing company.

Our directors could be neutral on this proposal to obtain feedback from shareholders without interference. If our directors are opposed to this proposal then it would be useful for our directors to give recent examples of companies whose directors took the initiative and adopted bylaws that primarily benefitted shareholders.

Please vote yes:

Let Shareholders Vote on Bylaw Amendments—Proposal 5

Recommendation of the Board

The Board has considered this proposal and recommends votes AGAINST it because the proposal is not in the best interests of the Company or its shareholders. The Board believes that our current process to amend our organizational documents already provides shareholders with a meaningful right to amend our Certificate and By-laws. Moreover, the proposed additional requirement would not be in accordance with predominant best practice and would not appropriately balance providing substantial protections to our shareholders with maintaining flexibility for the Board to take action in response to dynamic and developing corporate circumstances. The Board also

70	2020 PROXY STATEMENT

PROPOSAL FIVE

believes that this proposal is unnecessary in light of our robust corporate governance practices and record of Board accountability. Accordingly, the Board recommends that you vote “AGAINST” Proposal Five for the following reasons:

New York Law Already Provides Our Shareholders With the Right to Vote on Amendments to Our Certificate

As a New York corporation, New York law provides our shareholders with the right to vote on any amendment to our Certificate. As a result, the shareholder proposal is unnecessary as it relates to amendments to our Certificate.

Our Shareholders Already Have a Meaningful Right to Amend Our By-laws

As a New York corporation, New York law and our governing documents provide our shareholders with the right to adopt, amend and repeal our By-laws, including By-laws adopted by the Board (which require a vote of two-thirds (2/3) of the entire Board). Moreover, a supermajority shareholder vote is not required for shareholders to approve such changes to our By-laws. As a result, the shareholder proposal is unnecessary. Further, ignoring these meaningful rights of Company shareholders to amend our By-laws by requiring a non-binding shareholder vote on all “material” Board-adopted By-law amendments “as soon as practical” would be overly burdensome and cause the Company to incur additional and unnecessary costs.

The Company Has a Demonstrated Commitment to Shareholder Engagement and Effective Governance Practices

The Board believes that shareholders should evaluate this proposal in the context of the Company’s shareholder engagement efforts, which enable it to receive feedback directly from shareholders (See the section entitled “Engagement with Shareholders” on page 12), and effective corporate governance policies and practices. The Company’s corporate governance structure reflects a significant and ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to our shareholders. For example, following a majority vote on a written consent shareholder proposal at the 2019 Annual Meeting, the Board is proposing at the 2020 Annual Meeting that shareholders approve amendments to the Certificate to allow shareholder action by written consent. See “Proposal Four—Amendments to the Company’s Restated Certificate of Incorporation to Allow Shareholder Action by Less Than Unanimous Written Consent.”

We also have implemented several corporate governance measures, including through Board-adopted By-law amendments, that provide shareholders with the opportunity to have a meaningful voice in the Company’s governance. For example:

•

All directors are elected annually by a majority of the votes cast in uncontested elections, and our director resignation policy requires directors to offer to resign if they fail to receive a majority of the votes cast in an uncontested election;

•	Eight of our nine directors standing for election at the 2020 Annual meeting are independent, and our Board is led by an independent Chairman with clearly defined, robust responsibilities;

•

Shareholders have a meaningful, market-standard proxy access right that permits them to include their director nominees in the Company’s proxy statement, subject to compliance with the applicable By-law requirements;

•

Shareholders have the right to recommend a candidate for election to the Board, and the Corporate Governance and Nominating Committee evaluates such recommendations using generally the same methods and criteria as recommendations received from other sources; and

•	Shareholders representing at least 25% of our outstanding shares of common stock may call a special meeting.

The Board believes that the Company’s existing policies promote Board accountability and shareholder engagement without the governance and opportunity risks and costs associated with the changes requested in the proposal.

For these reasons, the Company believes this proposal is unnecessary and is not in the best interests of shareholders.

✗	The Board recommends that you vote “AGAINST” this shareholder resolution.

2020 PROXY STATEMENT	71

OTHER MATTERS

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

72	2020 PROXY STATEMENT

GENERAL VOTING AND MEETING INFORMATION  •  Proxy Materials

GENERAL VOTING AND MEETING INFORMATION

Frequently Asked Questions About The Annual Meeting & Proxy Materials

Proxy Materials

Why am I receiving this proxy statement?

We are providing these proxy materials to shareholders beginning on or about April 9, 2020 in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, which will be held on May 22, 2020, and at any adjournments or postponements of this scheduled meeting.

How can I access the proxy materials electronically or sign up for electronic delivery?

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2020

We may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending December 31, 2019, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ending December 31, 2019 are available electronically on our hosted website at www.proxyvote.com.

To access and review the materials made available electronically:

1.	Go to www.proxyvote.com and input the 16-digit control number from the Notice of Internet Availability or proxy card.

2.	Click the “2020 Proxy Statement” in the right column.

3.	Have your proxy card or voting instructions available.

We encourage you to review all of the important information contained in the proxy materials before voting.

Who will bear the cost of this solicitation, and how will proxies be solicited?

The Company bears the full cost of soliciting proxies, which will be conducted primarily by mail. The Company has also retained Alliance Advisors to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock, par value $1.25 per share (“common stock”). For these services, the Company will pay Alliance Advisors a fee of $9,500 plus reimbursement for reasonable out-of-pocket expenses. Brokerage firms and other custodians, nominees and fiduciaries are reimbursed by the Company for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication.

Why did my household only receive one set of proxy materials?

To reduce the expenses of delivering duplicate proxy materials, we deliver one Notice of Internet Availability and, if applicable, annual report and proxy statement, to multiple shareholders sharing the same mailing address unless otherwise requested. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy

2020 PROXY STATEMENT	73

GENERAL VOTING AND MEETING INFORMATION  •  Proxy Materials

materials may be made by calling Investor Relations at (972) 443-6500 or writing to our principal executive offices at Flowserve Corporation, Attention: Investor Relations, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or similar organization to request information about this “householding” procedure.

Voting

Who may vote?

Shareholders of record at the close of business on March 27, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 130,112,671 shares of common stock were issued and outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share owned.

What are the voting requirements and the Board’s recommendations on each proposal?

The following table sets forth the voting standards for each proposal being voted on at the Annual Meeting and the Board’s recommendations.

Proposal	Board recommendation	Required vote	Effect of...
			Abstentions	Broker non-votes
1. Election of directors	For each nominee	Majority of the votes cast	No effect	No effect
2. Advisory vote on executive compensation	For	Majority of the votes cast	No effect	No effect
3. Ratification of auditors	For	Majority of the votes cast	No effect	Not applicable
4. Amendment to Certificate of Incorporation	For	Majority of shares outstanding and entitled to vote	Against	Against
5. Shareholder proposal	Against	Majority of the votes cast	No effect	No effect

Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations above. Although the Board expects that the nominees will be available to serve as directors, if any of them should be unable or for good cause unwilling to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

What is a broker non-vote?

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Under the rules of the NYSE, brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain discretionary matters. The proposal to ratify the appointment of PricewaterhouseCoopers LLP (Proposal Three) is considered a discretionary matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the other proposals are NOT considered discretionary matters, so brokers have no discretion to vote shares for which no voting instructions are received, and no vote will be cast if you do not vote on those items (this is commonly referred to as a “broker non-vote”). We therefore urge you to vote on ALL voting items.

What constitutes a quorum?

A quorum is necessary to conduct business at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock constitutes a quorum. Abstentions, withheld votes and broker non-votes are counted as present at the meeting for purposes of determining a quorum.

74	2020 PROXY STATEMENT

GENERAL VOTING AND MEETING INFORMATION  •  Voting

How do I vote?

If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares to confirm their shareholder status for entry into the Annual Meeting.

If you hold your shares in your own name as a holder of record, you may vote your shares using one of the methods described below:

•

Vote by Internet. You can vote via the Internet by going to www.proxyvote.com and following the on-screen instructions. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 21, 2020. Have your proxy card available when you access the Internet website.

•

Vote by Telephone. If you received paper copies of the proxy materials, you can vote by telephone by calling toll-free to 1-800-690-6903 from the United States and Canada and following the voice instructions. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 21, 2020.

•

Vote by Mail. If you received paper copies of the proxy materials, you may mark the enclosed proxy card, sign and date it and return it to Broadridge in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received by Broadridge prior to the date of the Annual Meeting for your vote to be counted at the Annual Meeting. Please note that if you vote by Internet or telephone, you do not need to return a proxy card.

•

Vote in Person. You may attend the Annual Meeting and vote in person by delivering a completed proxy card or vote by ballot. Please follow the attendance instructions on the inside back cover of this proxy statement.

How do I vote if I participate in the Flowserve Corporation Retirement Savings Plan?

If you are a participant in the Flowserve Corporation Retirement Savings Plan, your vote serves as a voting instruction to the trustee for this plan.

•

To be timely, your vote by telephone or Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2020. If you do not vote by telephone or Internet, please return your proxy card as soon as possible.

•	If you vote in a timely manner, the trustee will vote the shares as you have directed.

•	If you do not vote in a timely manner, the trustee will vote your shares in the same proportion as the shares voted by participants who timely return their cards to the trustee.

How can I change my vote?

You may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•	timely mailing in a revised proxy dated later than the prior submitted proxy;

•	timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•	timely casting a new vote by telephone or the Internet; or

•	appearing in person and voting by ballot at the Annual Meeting.

Who will count the votes?

Broadridge, our independent inspector of elections for the Annual Meeting, will tabulate voted proxies.

How can I attend the Annual Meeting or stream it online?

We encourage you to vote your shares prior to the Annual Meeting. If you would like to attend the Annual Meeting in person, please refer to www.proxyvote.com for directions to the meeting.

In order to gain entry to the meeting place and attend the Annual Meeting, you must be a Flowserve shareholder as of the record date. You must bring a valid, government-issued photo ID, such as a driver’s license or passport, with your full name to be checked against the shareholder register. If your shares are held in the name of a broker, you must also bring your proxy card from your broker.

2020 PROXY STATEMENT	75

GENERAL VOTING AND MEETING INFORMATION  •  Voting

We intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving novel coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our investor relations website (ir.flowserve.com) as well as on www.proxyvote.com, and we encourage you to check these websites prior to the meeting if you plan to attend.

We will also broadcast the Annual Meeting as a live audio webcast at www.flowserve.com under the “Investors—Events & Presentations” section.

Where can I find the voting results after the Annual Meeting?

We intend to announce the preliminary voting results of the proposals at the Annual Meeting and to disclose final voting results in a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting (or, if final results are not available at the time, within four business days of the date on which final results become available).

Shareholder Proposals and Nominations

Shareholder Proposals for Inclusion in the 2021 Proxy Statement (Rule 14a-8 Proposals)

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), certain shareholder proposals may be eligible for inclusion in our 2021 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement that shareholder proposals be received no later than December 10, 2020. All proposals should be addressed to the Corporate Secretary at the address below: We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. The CG&N Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals.

Director Nominees for Inclusion in the 2021 Proxy Statement (Proxy Access)

In order for an eligible shareholder or group of shareholders to nominate a director nominee for election at our 2021 annual meeting of shareholders pursuant to the proxy access provision of our By-laws, the shareholder must submit notice of such nomination and other required information in writing between November 10, 2020 and December 10, 2020. If, however, the 2021 annual meeting is held more than 30 days before or more than 60 days after the anniversary of the 2020 annual meeting, the shareholder must submit any such notice and other required information between (i) 150 calendar days prior to the 2021 annual meeting and (ii) the later of 120 calendar days prior to the 2021 annual meeting or 10 days following the date on which the date of the 2021 annual meeting is first publicly announced. The nomination and supporting materials must also comply with the requirements set forth in our By-laws for inclusion of director nominees in the proxy statement.

Other Shareholder Proposals/Nominees to be Presented at the 2021 Annual Meeting

Alternatively, under the Company’s By-laws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2020 annual meeting, or intends to nominate a person for election to the Board directly (rather than by inclusion in our proxy statement or by recommending such person as a candidate to our CG&N Committee) the shareholder’s notice must be delivered to the Corporate Secretary at the address below no earlier than January 22, 2021 and no later than February 21, 2021. If, however, the 2021 annual meeting is held more than 30 days before or more than 60 days after the anniversary of the 2020 Annual Meeting, the shareholder must submit any such notice between (i) 120 calendar days prior to the 2021 annual meeting and (ii) the later of 90 calendar days prior to the 2021 annual meeting or 10 days following the date on which the date of the 2021 annual meeting is publicly announced.

The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of a beneficial owner of the shares, and must include detailed information specified in our By-laws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities. At the

76	2020 PROXY STATEMENT

GENERAL VOTING AND MEETING INFORMATION  •  Shareholder Proposals and Nominations

2021 annual meeting, we will not entertain any proposals or nominations that do not meet these requirements other than shareholder nominations eligible to be included in our 2021 proxy statement as described above.

If the shareholder does not comply with the requirements of Rule 14a-4(c)(1) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s By-laws are posted on our website at www.flowserve.com under the “Investors—Corporate Governance” caption. To make a submission or to request a copy of the Company’s By-laws, shareholders should contact our Corporate Secretary at our principal executive offices at the following address:

Flowserve Corporation

5215 N. O’Connor Blvd., Suite 2300

Irving, Texas 75039

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or a nomination.

2020 PROXY STATEMENT	77

APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION OF FLOWSERVE CORPORATION

Under Section 807 of the Business Corporation Law

Pursuant to the provisions of Section 807 of the Business Corporation Law, I, the undersigned officer of FLOWSERVE CORPORATION, a New York corporation (the “Corporation”), do hereby certify:

1.	The name of the Corporation is Flowserve Corporation. The name under which the Corporation was formed is Duriron Castings Company.

2.	The Certificate of Incorporation of the Corporation was filed by the Department of State on May 1, 1912.

3.	The amendments to the Certificate of Incorporation effected by this Certificate are as follows:

A new Article TWELFTH is hereby added to the Certificate of Incorporation, which establishes the manner and circumstances under which shareholders of the Corporation may act by written consent.

Prior Articles TWELFTH and THIRTEENTH of the Certificate of Incorporation are hereby renumbered as THIRTEENTH and FOURTEENTH, respectively, as a result of the amendments noted above and corresponding renumbering and clarifying changes in the Certificate of Incorporation are also hereby made.

4.

To accomplish the foregoing amendments, the text of the Certificate of Incorporation is hereby restated as amended in its entirety to read as set forth in the Certificate of Incorporation of the Corporation as hereinafter restated.

5.

In accordance with Section 803(a) of the Business Corporation Law, this amendment to the Certificate of Incorporation was duly authorized by the board of directors and by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders held on May 22, 2020.

6.

The restatement of the Certificate of Incorporation herein provided for was authorized by the vote of holders of outstanding shares of the Corporation entitled to vote on the said restatement of the Certificate of Incorporation, having not less than the minimum requisite proportion of votes.

The text of the Certificate of Incorporation is hereby restated in its entirety to read as follows:

RESTATED CERTIFICATE OF INCORPORATION OF FLOWSERVE CORPORATION

FIRST: The name of the corporation is Flowserve Corporation.

SECOND: The purposes for which the corporation is formed are as follows:

To manufacture, fabricate, cast, machine, mold, develop, process, assemble, purchase or otherwise acquire, sell, lease or otherwise dispose of, and in all ways handle and deal in any or all of the following, and to carry on any trade or business incident thereto, connected therewith or in furtherance thereof:

(a)	Pumps, valves, pipe and fittings, filters, anodes, fans, heat exchangers, castings, motors and chemical and other process equipment of all kinds;

(b)

All kinds of equipment, castings, molded products, articles and supplies used or useful in the manufacturing, transferring, handling or disposal of corrosive or erosive compounds, liquids, or gases or in controlling corrosive or erosive environments of any kind;

(c)

All kinds of equipment, components, parts, articles and supplies used or useful in controlling friction or any other mechanical property, function, action or performance or to seal, lubricate or otherwise control or promote movement or flow of solids, liquids and gases of every kind or nature;

(d)	Metals, metallurgical alloys and any article in the manufacture or composition of which any alloy or metallurgical compound is a factor;

(e)

Non-metallic molded and machined products of all compositions and types and chemicals, chemical compounds and related products of all kinds, including any article in the manufacture or composition of which chemicals, chemical compounds or related products are a factor.

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ANNEX A

To purchase or otherwise acquire, hold, own, sell or otherwise dispose of real property, improved or unimproved, and personal property, tangible or intangible, including, without limitation, goods, wares and merchandise of every description and the securities and obligations of any issuer.

In addition to the foregoing, the purpose for which the corporation is formed is to engage in any lawful act or activity; provided, however, the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is 306,000,000 of which 1,000,000 shares, of the par value of $1.00 each, shall be Preferred Stock and 305,000,000 shares, of the par value of $1.25 each, shall be Common Stock. The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as shall distinguish the shares thereof from the shares of all other series and (i) may have such number of shares to constitute each series, which number may be from time to time increased or decreased, but not below the number of shares thereof then outstanding; (ii) may have such voting powers, full or limited, or may be without voting powers; (iii) may be subject to redemption at such time or times and at such prices and on such terms; (iv) may have the benefit of a sinking fund to be applied to the purchase or redemption of such shares, in such amount and applied in such manner; (v) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends on any other class or classes or series of stock of the corporation; (vi) may have such rights upon the dissolution of, or upon any distribution of assets of, the corporation; (vii) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments; and (viii) shall have such other relative rights, preferences and limitations, all as shall hereafter be fixed by the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the corporation pursuant to authority so to do which is hereby expressly vested in said Board of Directors.

FOURTH: No holder of shares of any class of the corporation shall have any preemptive rights with respect to, or any preemptive rights to purchase or subscribe for, any shares of any class or other securities of any kind of the corporation.

FIFTH: The office of the corporation is to be located in New York County, State of New York.

SIXTH: The corporation hereby designates the Secretary of State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York and the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him pursuant to law is:

Flowserve Corporation

c/o CT Corporation System

111 Eighth Avenue

New York, New York 10011

SEVENTH: Its duration is to be perpetual.

EIGHTH: The number of Directors of the corporation shall be such as from time to time shall be fixed by the By-Laws of the corporation, but shall not be less than three. Any of the following actions may be taken by the shareholders of the corporation only by vote of the holders of a majority of all outstanding shares entitled to vote thereon: (a) adoption, amendment or repeal of any by-law, or any provision of this Certificate of Incorporation, relating to (i) the number, classification and terms of office of Directors, (ii) the filling of newly created directorships and vacancies occurring in the Board of Directors, (iii) the removal of Directors, (iv) the power of the Board of Directors to adopt amend or repeal by-laws of the corporation or the vote of the Board of Directors required for any such adoption, amendment or repeal; or (b) any amendment or repeal of this Article EIGHTH. Nothing contained in this Article EIGHTH shall in any way limit the power of the Board of Directors to adopt, amend or repeal by-laws of the corporation.

NINTH: Beginning at the 2013 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that meeting shall be elected to a term of office to expire at the 2014 annual meeting of shareholders. At the 2014 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that

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ANNEX A

meeting shall be elected to a term of office to expire at the 2015 annual meeting of shareholders. At the 2015 annual meeting of shareholders, and at each annual meeting of shareholders thereafter, each director shall be elected for a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified, except in the case of the director’s prior death, resignation, retirement, disqualification or removal from office.

TENTH:

(a)	The affirmative vote of the holders of at least two thirds of all outstanding shares of capital stock entitled to vote thereon shall be required to authorize, adopt or approve any of the following:

(i)	Any plan of merger or consolidation of the corporation with or into any Related Corporation or any affiliate of a Related Corporation;

(ii)	Any sale, lease, exchange or other disposition of all or substantially all the assets of the corporation to or with any Related Corporation or any affiliate of a Related Corporation;

(iii)

Any issuance or delivery of capital stock or other securities of the corporation in exchange or payment for all or substantially all the assets of any Related Corporation or any affiliate of a Related Corporation; and

(iv)	Any amendment or deletion of this Article TENTH.

(b)	As used in this Article TENTH, the following terms shall have the following meanings:

(i)

“Related Corporation” shall mean any corporation which, together with its affiliates and associated persons owns, as of the record date for the determination of stockholders entitled to vote on the transaction in question, of record or beneficially, directly or indirectly, 10% or more of the shares of capital stock of the corporation entitled to vote on such transaction;

(ii)

An “affiliate” of a Related Corporation shall mean any individual, partnership, joint venture, trust, corporation or other entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Related Corporation; and

(iii)

An “associated person” of a Related Corporation shall mean any officer or director of, or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of, such Related Corporation or any of its affiliates.

(c)

Any determination made in good faith by the Board of Directors, on the basis of information at the time available to it, as to whether any corporation is a Related Corporation or whether any person is an affiliate or an associated person of a Related Corporation, shall be conclusive and binding for all purposes of this Article TENTH.

ELEVENTH: Subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders of the corporation, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by (i) the Board of Directors, (ii) the Corporate Governance & Nominating Committee of the Board of Directors, (iii) the Chairman of the Board of Directors, the President or the Chief Executive Officer, or (iv) the Secretary at the written request in proper form of one or more record holders having an aggregate “net long position” (defined below for purposes of this Article ELEVENTH) of at least twenty-five percent (25%) of the outstanding Common Stock of the corporation, and having held such net long position continuously for at least one year prior to the date such request is delivered to the corporation (the “Requisite Special Meeting Percent”).

For purposes of this Article ELEVENTH and determining the Requisite Special Meeting Percent, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on June 4, 2012, provided that:

(i)

for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant special meeting request and all dates in the one year period prior thereto, and (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Common Stock of the corporation on the New York Stock Exchange on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the corporation, and (D) a “subject security” shall refer to the issued and outstanding Common Stock of the corporation; and

2020 PROXY STATEMENT	A-3

ANNEX A

(ii)

the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at such special meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

Whether the requesting holders have complied with the requirements of this Article ELEVENTH shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the corporation and the shareholders. The procedures for calling a special meeting of the shareholders of the corporation shall be established by the Board of Directors in the By-Laws of the corporation.

TWELFTH: Subject to the rights of the holders of any series of preferred stock, all actions required or permitted to be taken by the shareholders of the corporation at an annual or special meeting of the shareholders may be effected without a meeting by the written consent of the holders of Common Stock of the corporation entitled to vote thereon pursuant to Section 615 of the New York Business Corporation Law (a “Consent”); provided that no such action may be taken except in accordance with the provisions of this Article TWELFTH, the By-Laws of the corporation and applicable law.

(a)

Record Date. The record date for determining such shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article TWELFTH. Any holder of Common Stock of the corporation seeking to have the shareholders authorize or take corporate action by Consent shall, by written request addressed to the Secretary and delivered to the corporation’s principal executive offices and signed by holders of record at the time such request is delivered representing an aggregate “net long position” (defined below for purposes of this Article TWELFTH) of at least twenty-five percent (25%) of the outstanding Common Stock of the corporation, provided that such “net long position” has been held continuously for at least one year prior to the date such request is delivered to the corporation (the “Requisite Consent Percent”), request that a record date be fixed for such purpose. The written request must contain the information set forth in paragraph (b) of this Article TWELFTH. Following delivery of the request, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of all information required by the corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be taken by Consent under paragraph (c) of this Article TWELFTH, determine the validity of the request and whether the request relates to an action that may be taken by Consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a request complying with the second and third sentences of this paragraph (a) has been delivered to the Secretary but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date on which a signed Consent relating to the action taken or proposed to be taken by Consent is delivered to the corporation in the manner described in paragraph (f) of this Article TWELFTH; provided that, if prior action by the Board of Directors is required under the provisions of New York law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

For purposes of this Article TWELFTH and determining the Requisite Consent Percent, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Exchange Act as in effect on June 4, 2012, provided that:

(i)

for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the written request for a record date described in this paragraph (a) of Article TWELFTH and all dates in the one year period prior thereto, and (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Common Stock of the corporation on the New York Stock Exchange on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the corporation, and (D) a “subject security” shall refer to the issued and outstanding Common Stock of the corporation; and

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ANNEX A

(ii)

the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to consent or direct the granting of a Consent on the effective date, if any, of the relevant Consent as determined in accordance with this Article TWELFTH or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(b)

Request Requirements. Any request required by paragraph (a) of this Article TWELFTH (i) must be delivered by the holders of record of at least the Requisite Consent Percent, who shall not revoke such request and who shall continue to own not less than the Requisite Consent Percent through the date of delivery of Consents signed by a sufficient number of shareholders to authorize or take such action; (ii) must contain an agreement to solicit Consents in accordance with paragraph (d) of this Article TWELFTH; (iii) must describe the action proposed to be taken by Consent of shareholders; and (iv) must contain (1) such information and representations, to the extent applicable, then required by the By-Laws of the corporation as though each such shareholder was intending to make a nomination of persons for election to the Board of Directors or to bring any other matter before a meeting of shareholders and (2) the text of the proposed action to be taken (including the text of any resolutions to be adopted by Consent); and (v) must include documentary evidence that the requesting shareholders own in the aggregate not less than the Requisite Consent Percent as of the date of such written request to the Secretary, and have held the Requisite Consent Percent continuously for one year prior to the date of such request; provided, however, that if the shareholder(s) making the request are not the beneficial owners of the shares representing at least the Requisite Consent Percent, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within 10 business days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own at least the Requisite Consent Percent as of the date on which such request is delivered to the Secretary and have held the Requisite Consent Percent continuously for one year prior to the date of such request. The corporation may require the shareholder(s) submitting such request to furnish such other information as may be reasonably requested by the corporation. Any requesting shareholder may revoke its request at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation. Any disposition by a requesting shareholder of any shares of Common Stock of the corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of the request, shall be deemed a revocation of the request with respect to such shares, and each requesting shareholder and the applicable beneficial owner shall certify to the Secretary on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than the Requisite Consent Percent, the Board of Directors, in its discretion, may cancel the action by written consent.

(c)

Actions Which May Not Be Taken by Written Consent. Shareholders are not entitled to act by Consent if (i) the record date request does not comply with this Article TWELFTH and the By-Laws of the corporation; (ii) the action relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the request for a record date for such action is received by the Secretary during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (a “Similar Item”), other than the election or removal of directors, was presented at a meeting of shareholders held not more than 12 months before the request for a record date is received by the Secretary; (v) a Similar Item consisting of the election or removal of directors was presented at a meeting of shareholders held not more than 90 days before the request is received by the Secretary (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (vi) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special shareholders meeting that has been called but not yet held or that is called to be held within 60 days after the request is received by the Secretary; or (vii) such record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(d)

Manner of Consent Solicitation. Holders of Common Stock of the corporation may take action by written consent only if Consents are solicited from all holders of Common Stock of the corporation entitled to vote on the matter and in accordance with applicable law.

(e)

Date of Consent. Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each shareholder who manually signs the Consent, and no Consent shall be effective to take the

2020 PROXY STATEMENT	A-5

ANNEX A

corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article TWELFTH and not later than 120 days after the record date for determining the shareholders entitled to consent to such action, Consents signed by a sufficient number of shareholders to take such action are so delivered to the Secretary.

(f)

Delivery of Consent. No Consents may be dated or delivered to the corporation or its registered office in the State of New York until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the corporation by delivery to its registered office in the State of New York or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary shall provide for the safe-keeping of such Consents and any related revocations and shall promptly designate one or more persons, who shall not be members of the Board of Directors, to serve as inspector(s) (“Inspector(s)”) with respect to such Consents. The Inspector(s) shall promptly conduct a ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent. If after such investigation the Inspector(s) shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this paragraph (f), the Inspector(s) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g)

Effectiveness of Consent. Notwithstanding anything in this Certificate of Incorporation to the contrary, no action may be taken by Consent except in accordance with this Article TWELFTH. If the Board of Directors shall determine that any request to fix a record date was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article TWELFTH, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Article TWELFTH, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Inspector(s) certify to the corporation that the Consents delivered to the corporation in accordance with paragraph (f) of this Article TWELFTH, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with New York law and this Certificate of Incorporation.

(h)

Challenge to Validity of Consent. Nothing contained in this Article TWELFTH shall in any way be construed to suggest or imply that the Board of Directors of the corporation or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Inspector(s), as the case may be, or to prosecute or defend any litigation with respect thereto.

(i)

Board-Solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article TWELFTH shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.

THIRTEENTH: The corporation hereby designates CT Corporation System, having an office at 111 Eighth Avenue, New York, New York 10011, as its registered agent upon whom process against it may be served.

FOURTEENTH: No director of this corporation shall be personally liable to this corporation or its shareholders for damages for any breach of duty as a director; provided, however, that, to the extent required by applicable law, the foregoing clause shall not apply to any liability of a director if a judgment or other final adjudication adverse to him establishes (i) that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) that his acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this Article FOURTEENTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

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ANNEX A

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this [•] day of [•], 2020.

Name:	Lanesha T. Minnix
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

2020 PROXY STATEMENT	A-7

ANNEX A

RESTATED CERTIFICATE OF INCORPORATION OF FLOWSERVE CORPORATION

Under Section 807 of the Business Corporation Law

Filed by:

[Name]

[Title]

5215 N. O’Connor Blvd., Ste. 2300

Irving, Texas 75039

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Instructions to Attend Annual Meeting

In order to gain entry to the meeting place and attend the Annual Meeting, you must be a Flowserve shareholder as of the record date. You must bring a valid, government-issued photo ID, such as a driver’s license or passport, with your full name to be checked against the shareholder register. If your shares are held in the name of a broker, you must also bring your proxy card from your broker.

We intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving novel coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our investor relations website (ir.flowserve.com) as well as on www.proxyvote.com, and we encourage you to check these websites prior to the meeting if you plan to attend.

Map and Driving Directions to

The Flowserve Corporation Global Technology and Training Center

Instructions from Dallas/Fort Worth International Airport (DFW):

•	Take the north exit from the airport to John Carpenter Freeway (Highway 114) heading east

•	Exit Esters Boulevard and turn left onto Esters Boulevard

•	The Flowserve Corporation Global Technology and Training Center is on the northeast corner of Esters Boulevard and West Royal Lane

Instructions from Downtown Dallas:

•	Take Interstate Highway 35E heading north

•	Take the left fork onto Highway 183 toward IRVING (Highway 114)/DFW AIRPORT

•	Take the right fork onto John W. Carpenter Freeway (Highway 114) toward GRAPEVINE/DFW AIRPORT NORTH ENTRY and continue west in one of the outside lanes until you reach the Esters Boulevard exit

•	Exit Esters Boulevard and turn right onto Esters Boulevard

•	The Flowserve Corporation Global Technology and Training Center is on the northeast corner of Esters Boulevard and West Royal Lane

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Flowserve Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. FLOWSERVE CORPORATION 5215 N. O‘CONNOR BLVD SUITE 2300 IRVING, TX 75039 D11509-P35286 FLOWSERVE CORPORATION The Board of Directors recommends a vote “FOR” each Director Nominee in Proposal 1, and “FOR” Management Proposals 2, 3 and 4. 1. Election of Directors For Against Abstain Nominees: ! ! ! 1a. R. Scott Rowe For Against Abstain ! ! ! ! ! ! 2. Advisory vote to approve named executive officer compensation. 1b. Sujeet Chand ! ! ! ! ! ! 3. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for 2020. 1c. Ruby R. Chandy ! ! ! 1d. Gayla J. Delly 4. Amendments to the Company’s Certificate of Incorporation to allow shareholder action by less than unanimous written consent. ! ! ! ! ! ! 1e. Roger L. Fix ! ! ! 1f. John R. Friedery Against For Abstain The Board of Directors recommends a vote “AGAINST” Proposal 5. ! ! ! ! ! ! 1g. John L. Garrison 5. A shareholder proposal on advisory vote for amendments to organizational documents. ! ! ! 1h. Michael C. McMurray NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” items 1, 2, 3, and 4, and “AGAINST” item 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. ! ! ! 1i. David E. Roberts Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the 2020 Annual Meeting of Shareholders, you can be sure these shares are represented at the meeting by voting online or over the telephone, or by promptly returning the proxy in the enclosed envelope. Proxy card must be signed and dated on the reverse side. IMPORTANT INFORMATION REGARDING MEETING ATTENDANCE AND LOCATION We intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving novel coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our investor relations website (ir.flowserve.com) as well as on www.proxyvote.com, and we encourage you to check these websites prior to the meeting if you plan to attend. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D11510-P35286 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2020 ANNUAL MEETING OF SHAREHOLDERS MAY 22, 2020 The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of 2020 Annual Meeting of Shareholders dated April 9, 2020and the accompanying Flowserve Corporation Proxy Statement, and hereby appoint(s) R. Scott Rowe and Roger L. Fix, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Flowserve Corporation that the shareholder(s) is/are entitled to vote at the 2020 Annual Meeting of Shareholders of Flowserve Corporation to be held at 2:00 p.m. CDT on Friday, May 22, 2020, at the Flowserve Corporation Global Technology and Training Center, 4343 West Royal Lane, Irving, Texas 75063, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED BY THE PROXIES FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, AND 4, AGAINST PROPOSAL 5 AND IN THEIR DISCRETION FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE